UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Heidrick & Struggles International, Inc.

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HEIDRICK & STRUGGLES

2020 PROXY STATEMENT

Heidrick & Struggles International, Inc.
2020 Annual Meeting of Stockholders

The date of this Proxy Statement is
April 21, 2020

LETTER TO STOCKHOLDERS

April 21, 2020

Dear Fellow Stockholders,

As this Proxy Statement is being sent to you, the world is grappling with the consequences of the COVID-19 pandemic. In light of public health and safety concerns arising from the COVID-19 situation, we have decided to conduct our 2020 Annual Meeting in a virtual meeting format only, via the Internet, with no physical in-person meeting. We believe hosting a virtual meeting helps ensure the health and safety of our employees, stockholders, Management and Board. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You can attend the 2020 Annual Meeting by visiting www.virtualshareholdermeeting.com/HSII2020 where you will be able to listen to the meeting live, submit questions, and vote. Information about attending the 2020 Annual Meeting and voting your shares may be found in the Notice of 2020 Annual Meeting of Stockholders and Proxy Statement.

As our firm continues to navigate through these extraordinary times, our top priority has been ensuring the health and safety of our employees, clients and the communities where we live and work around the globe. To minimize the risk of exposure to COVID-19, and in line with guidance and mandates from local and national governments and health authorities, we have suspended all business travel and instituted a mandatory work-from-home policy across the Americas, Europe and many of our offices in Asia Pacific. As a digital-focused, tech-enabled firm, we have been able to adapt quickly to having so many of our employees work from home, and have also expanded the support provided to our employees and their families, including flexible work times and telemedicine options. In addition, we have been reviewing our business continuity plans on an ongoing basis to ensure our operations continue to run smoothly.

Importantly, we have maintained regular contact with our clients, conducting our meetings virtually and via teleconference and delivering our products and services uninterrupted. During times like these, leadership, agility and workplace culture are as essential as ever, and our clients continue to turn to us for the insights they need to help them make critical decisions around their talent, leadership and human capital needs.

Like our clients, we are examining what the financial, business and organizational impacts of the COVID-19 crisis will be for our business. It is too early to say with specificity, and while there is a significant level of uncertainty in the near-term, our firm is in a solid position both strategically and financially. We have a strong balance sheet, a highly valued brand and a great team.

I am very proud of all that our team accomplished in 2019. Key highlights include:

•	We closed the year within approximately one percent of 2018 record revenue results.

•	Our efforts to focus on our clients’ C-suite translated into a new record high average revenue per executive search of $132,000, up 4% from the prior year.

•

The acquisition of 2GET, a premier executive search firm in Brazil and one of the largest search firms in that country, expands our ability to serve a vibrant local marketplace as well as our growth platform throughout Latin America.

•	Cross collaboration between Executive Search and Heidrick Consulting continues to generate compelling opportunities to help shape our clients’ future.

As we continue to work closely with our clients through these unprecedented times, we remain optimistic and believe that the types of transformational projects we are working on will continue to be strong business imperatives for our clients. We continue to partner with our clients on new, emerging opportunities across the increasingly complex and fast-changing business landscape, and through our C-suite focus, we are playing a pivotal role in shaping our clients’ future.

We are focused on progressive initiatives, including those related to priorities such as digital transformation, sustainability and diversity & inclusion, and we expect these areas to grow. In 2020, we intend to leverage our market position and strong cash flow to make disciplined investments in our product teams and provide new, innovative offerings to broaden our capabilities and support the foundational changes our clients seek to implement. We continue to take a long-term approach to the business, will review our strategic priorities in light of the ever-changing business environment, and believe that investing in innovation and growth is directly correlated with the ultimate creation of stockholder value.

I also want to take this opportunity to thank Gary E. Knell, who will not stand for reelection this year. We acknowledge and appreciate his more than 13 years of outstanding service and contributions to Heidrick & Struggles. Gary has been an invaluable counselor to the Board and to the firm’s Management and employees, serving in various leadership capacities, including nine years as Chairman of the Nominating and Board Governance Committee.

The Notice of 2020 Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the upcoming Annual Meeting.

Your vote is very important to us. Whether or not you plan to attend the 2020 Annual Meeting online, we encourage you to vote promptly. You can vote via the internet, by telephone, by mail or by attending and voting online during the Annual Meeting. We hope that you vote your shares, which in turn helps us ensure that our corporate governance practices, decisions and strategy all remain aligned with the priorities of our stockholders and other stakeholders. Regular, transparent interaction with our stockholders is a cornerstone of our corporate governance practices.

On behalf of our Board, we thank you for your investment in and continued support of our firm.

Sincerely, Krishnan Rajagopalan President and Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS OF HEIDRICK & STRUGGLES INTERNATIONAL, INC.

Date and Time

May 28, 2020

8:00 a.m., Central Time

Online check-in will be available beginning at 7:45 a.m. Central Time. Please allow ample time for the online check-in process.

Place*

The Annual Meeting will be held entirely online at: www.virtualshareholdermeeting.com/HSII2020

* In light of COVID-19, for the safety of all of our people, including our stockholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the 2020 Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see “Questions and Answers About the Proxy Materials and the Annual Meeting.” Stockholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the internet.

Items of Business

Stockholders are being asked to vote on the four agenda items described below and to consider any other business properly brought before the 2020 Annual Meeting and any adjournment or postponement of the meeting:

1.  Election to our Board of Directors of the eight director nominees named in the attached Proxy Statement.

2.  An advisory vote to approve named executive officer compensation (say on pay).

3.  Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the 2020 fiscal year.

4.  Approval of the Third Amended and Restated Heidrick & Struggles 2012 GlobalShare Program.

To participate in the 2020 Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on any additional voting instructions accompanying these proxy materials.

Record Date

The Record Date for the determination of the stockholders entitled to vote at our Annual Meeting, and any adjournments or postponements thereof, was the close of business on March 31, 2020.

Distribution of Materials

This Notice, the Proxy Statement, the accompanying proxy card and our 2019 Annual Report on Form 10-K are being distributed to stockholders beginning on or about April 29, 2020. These documents are also available on our website at http://www.heidrick.com/proxy.

On behalf of the Board of Directors, Kamau A. Coar General Counsel and Corporate Secretary

PROXY STATEMENT

We are providing the enclosed proxy materials to you in connection with the solicitation by the board of directors (together the “Board”) of Heidrick & Struggles International, Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held on May 28, 2020 (the “Annual Meeting”). The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/HSII2020. We began giving these proxy materials to our stockholders on April 29, 2020.

PROXY STATEMENT SUMMARY

This summary highlights information contained in the Proxy Statement. This summary data does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2019 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

2019 Business Highlights

2019 was another strong year for Heidrick:

•	Revenue of $706.9 million, following a record year in 2018. This is the second year in a row that we achieved over $700 million in revenue.

•	General and administrative expense as a percent of net revenue was the lowest in 12 years.

•	Our ongoing digital transformation has added to our ability to leverage our historical success and invest in our future.

2019 Environmental Stewardship, Social Responsibility and Governance (ESG) Highlights

Heidrick strongly believes that its ESG efforts should be focused on serving and contributing long-term value to the spheres and groups with whom we interact the most. For Heidrick, that means a particular focus on our clients, our candidates and participants, and the communities we work in as a global provider of leadership advisory services.

We have built our ESG program on three pillars with both internal and external meaning: Data Ethics & Integrity, Culture & Community, and Governance & Transparency. Our key ESG accomplishments include:

•

Heidrick became the first executive search firm to publicly pledge that the slates of candidates we present to our Board clients on an annual basis will be at least 50% diverse, and we have delivered on this commitment.

•	In 2019, Heidrick created and launched the Director Institute, a unique and innovative apprenticeship program designed to accelerate the development of diverse leaders for corporate board service.

•	Within Heidrick, more than 50% of our Board members are diverse, and women or historically under-represented groups lead our largest four global offices: New York, Chicago, London and Paris.

•	Heidrick pursues environmental sustainability initiatives and leases space in over 20 green buildings across the globe, including many LEED buildings in the U.S.

•	The Company formed a Philanthropic Committee to establish a coordinated, global approach to supporting charitable causes and philanthropic endeavors.

2019 Compensation Highlights

•

Heidrick’s compensation program is guided by a pay-for-performance philosophy and expects the Company’s Named Executive Officers to initiate and carry out sustainable growth strategies and to create long-term value for both the Company and its stockholders.

•

Heidrick’s compensation program also strikes the appropriate balance between incentives needed to attract and retain the best talent, and those used to drive and reward both short-term goals and long-term stockholder value.

Proposals Submitted to Vote at the Annual Meeting and Voting Recommendations of the Board

Item	Description		Recommendation	Page
1	Election of Directors
	Elizabeth L. Axelrod Laszlo Bock	T. Willem Mesdag Krishnan Rajagopalan	For Each Nominee	14
	Clare M. Chapman	Stacey Rauch
	Lyle Logan	Adam Warby
2	Advisory Vote to Approve Named Executive Officer Compensation		For	27
3	Ratification of Independent Public Accounting Firm		For	60
4	Approval of the Third Amended and Restated Heidrick & Struggles 2012 GlobalShare Program		For	63

We will also act upon any other business as may properly come before the Annual Meeting and any adjournments or postponements of that meeting. The Board or proxy holders will use their discretion on other matters that may arise at the Annual Meeting.

GOVERNANCE	AUDIT MATTERS

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) ISSUES Page 4	AUDIT & FINANCE COMMITTEE REPORT Page 56

BOARD STRUCTURE Page 7	AUDIT FEES Page 58

PROPOSAL 1 – ELECTION OF DIRECTORS Page 14	PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF AUDITOR Page 60

DIRECTOR BIOGRAPHIES Page 17

EXECUTIVE OFFICER BIOGRAPHIES Page 24

EXECUTIVE COMPENSATION	ADDITIONAL MATTERS

PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION Page 27	STOCK OWNERSHIP INFORMATION Page 61

COMPENSATION DISCUSSION & ANALYSIS (CD&A) – HRCC REPORT Page 27	PRINCIPAL STOCKHOLDERS Page 62

COMPENSATION TABLES AND NARRATIVE DISCLOSURE S Page 45	PROPOSAL 4 – APPROVAL OF THE THIRD AMENDED AND RESTATED HEIDRICK & STRUGGLES 2012 GLOBALSHARE PROGRAM Page 63

Q&A ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING Page 74

GOVERNANCE

Heidrick is a leadership advisory firm, assisting a broad range of clients across the globe in achieving their long-term business objectives by helping them to improve the effectiveness of their leadership teams. More specifically, the Company provides executive search and leadership consulting services through the expertise of its experienced consultants located in major cities around the world.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)

At Heidrick, we help our clients change the world, one leadership team at a time. Heidrick recognizes the importance of ESG issues to stockholders and formed a global cross-functional team, including members of our Legal Department, Human Resources Department and our Sustainability practice, among others, to monitor our ESG efforts.

Our ESG priorities are centered around three foundational pillars which have both internal and client-facing significance:

Data Ethics & Integrity	Culture & Community	Governance & Transparency

Data Ethics & Integrity

•

Our clients are increasingly seeking data-driven insights about leaders, teams and organizations to guide them through a world with increasing complexity and ramifications on decisions. Through our commitment to the ethical use of data in our client solutions, we have built better tools for assessment that allow our clients to make better leadership decisions. We regularly assess our tools and client solutions in an effort to reduce bias and other factors that may inappropriately impact the leadership decisions our clients make. We believe data opens our clients to new candidates and innovations and allows them to make more informed choices and have a greater impact on the world.

•

Our standing as an industry leader is built on us earning the trust of those with whom we interact every day. By acting with integrity with each client, candidate and participant with whom we interact, Heidrick is able to serve as a trusted advisor to our clients as they work to build leadership teams, and our candidates and participants as they look to shape their careers. Integral to our commitment to integrity is our culture of accountability.

•

Heidrick is entrusted with storing and transmitting sensitive information about our clients, the candidates we assess and the participants in our consulting processes. Our candidates and participants are also seeking greater transparency and empowerment on the use of their personal information. We have committed to our candidates and participants worldwide to put their Privacy FIRST, treating their personal information with Fairness, Integrity, Reliability,

Safety and Transparency. Our internal security and information systems, and internal policies and training are regularly evaluated to ensure that this trust is maintained at the highest standards and in keeping with the Federal, state and foreign laws regarding privacy and protection of data.

•

At Heidrick, we are uniquely situated to promote diversity inclusion not only internally as part of our own corporate culture, but also as an integral part of the executive search solutions we provide to our clients. We believe a more diverse slate of candidates enables us to broaden the talent solutions available to our clients, which fosters creativity, innovation and growth. Leadership teams who take a purposeful approach to inclusion and diversity have significantly better commercial results.

DIVERSITY refers to the variety of similarities and differences among people (i.e. gender, ethnicity, disability, LGBTQ+, parents, work style and more)

INCLUSION is a dynamic state of including into a group, a diverse mix of people to create a fair, healthy, and high-performing organization (i.e. creating an environment with equitable access to resources and opportunities)

•

We believe that diversity and inclusion are key elements of an organization’s ability to mobilize, execute and transform with agility. Our diversity and inclusion journey began in 2016, when we decidedly took a more purposeful approach to inclusion and diversity both internally and externally.

•

Diversity and inclusion is imperative for our internal culture at Heidrick, as it drives innovation and future growth. Heidrick has committed substantial time and resources to advance diversity in our workforce, and we continue to strive for an inclusive culture where diversity is celebrated.

•

In 2017, Heidrick pledged our commitment to the Paradigm for Parity to take up the coalition’s call to action for gender equality. To fuel our commitment, we created and launched the Accelerating Women’s Excellence (“AWE”) initiative to develop high-potential women for promotion into leadership positions.

•

Externally our commitment is reflected in our placements. From 2018 through December 31, 2019 nearly 30% of our placements in the U.S. were women, and approximately 20% of our placements were ethnically diverse.

•

In November 2018, Heidrick announced that on an annual basis at least half of its cumulative slate of initial board candidates presented to clients will be diverse, reaffirming a commitment to promoting diversity in board of director searches globally. Developed in collaboration with Stanford’s Rock Center for Corporate Governance, Heidrick’s pledge was designed to increase the number of women and members of historically underrepresented groups considered by boards. In 2019, Heidrick delivered on this pledge.

•

In 2019, Heidrick furthered its commitment to finding and developing diverse talent in the boardroom when it launched its Director Institute program. The Director Institute leverages Heidrick’s unique experience and capabilities to create a fully integrated apprenticeship program pairing CEO-recommended diverse executives with boards of relevant but non-competitive companies in order to accelerate their development.

Culture and Community

•

Heidrick is committed to the importance of culture, both internally and for our clients. We believe that culture is a critical catalyst in magnifying the impact of leaders, and we offer several client-facing solutions to help our clients measure, understand and improve their cultures, including our organizational assessment capabilities and our culture-shaping solutions.

•	Heidrick’s culture is built on our values, which are at the core of everything we do. Below is a summary of the Company’s Values.

•

We are also committed to being good corporate citizens in the communities we serve. On September 26, 2019, Heidrick employees participated in our first ever Global Day of Service where we, as a firm, gave back to our communities – raising awareness, volunteering and raising funds for non-profits and organizations focused on education, training, development and other local causes.

•

In 2019, the Company formed a Philanthropic Committee to establish a coordinated, global approach to supporting the charitable causes and philanthropic endeavors that impact our employees, clients and communities.

•

As one of the world’s largest executive recruiting and leadership advisory firms, we recognize our responsibility to reduce our environmental impact and pursue environmental sustainability initiatives. Heidrick pursues environmental sustainability initiatives when building and maintaining our offices globally. We lease space in over 20 green buildings across the globe, including many LEED buildings in the U.S. We are committed to hiring designers and contractors that pursue environmentally responsible choices, including eliminating waste, reducing pollution, promoting recycling, utilizing repurposed materials and increasing energy efficiency to reduce our carbon footprint.

•

We are also in the process of implementing tools to measure the Company’s carbon footprint associated with our travel, to create a standard by which we can measure our efforts to reduce our environmental impact.

Governance and Transparency

•

Heidrick engages in a quality improvement approach to corporate governance practices. We understand that corporate governance is not static, and regularly monitor and evaluate best practices and new developments in corporate governance against our current practices.

•

The value proposition of good governance to Heidrick extends beyond our own internal practices. Heidrick serves as a trusted advisor to boards and C-Suites on myriad issues. Heidrick offers its clients an integrated suite of services and advisory expertise at the CEO and board level, ranging from the acquisition of talent to longer-term Succession Planning, Board Dynamics, and Culture Shaping.

•

Heidrick has built its reputation over the course of several decades on its core value of always acting with integrity. Our commitment to the highest levels of integrity and transparency in our business allows our investors to better assess risk and the value of our Company.

•

Internally, Heidrick’s governance requires oversight at all levels. Heidrick invests in its people who are responsible for keeping careful watch over the Company’s assets – whether they are monetary in value, confidential data assets and all other assets entrusted to the Company.

Heidrick is committed to translating our values and strategy into measurable results, in order to improve our own performance on ESG issues that are material to our stockholders, the clients we serve, the candidates and participants with whom we interact and engage, and others with whom we work every day.

BOARD STRUCTURE

The current members of the Board of Directors are: Elizabeth L. Axelrod, Laszlo Bock, Clare M. Chapman, Gary E. Knell, Lyle Logan, T. Willem Mesdag, Krishnan Rajagopalan, Stacey Rauch and Adam Warby. Mr. Knell is not standing for reelection at the Annual Meeting.

The Board met four times during 2019. Each current member of our Board of Directors (individually, “Director”, and together, “Directors”) attended at least 75% of all of the meetings of the Board and committee on which they served. Although the Company does not have a formal policy requiring attendance at the annual stockholders meeting, all directors generally attend the annual meeting and all of them did so in 2019.

Board Leadership

The Board does not have a fixed policy regarding the separation of the offices of Chairman of the Board (the “Chairman”) and CEO and believes that it should maintain the flexibility to select the Chairman and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and our stockholders. In the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and our stockholders. For this reason, our Board evaluates issues that may be relevant to our leadership structure as part of our annual Board self-evaluation process.

Mr. Adam Warby has served as our independent Chairman since June 6, 2019. The Chairman’s duties include coordinating the activities of the independent directors, coordinating the agenda for and moderating sessions of the Board’s independent directors, and facilitating communications among the other members of the Board. This structure also allows the CEO to focus his energies on the management of the Company. We believe this structure provides strong leadership for our Board, while positioning our CEO as the leader of the Company for our investors, counterparties, employees and other stakeholders.

Our Board currently has eight independent members. We believe that the number of independent experienced Directors that make up our Board benefits our Company and our stockholders.

Director Independence

We determine the independence of all non-employee directors in accordance with the independence requirements of our Corporate Governance Guidelines, our Director Independence Standards, and the Nasdaq Rules. Our Director Independence Standards can be found at www.heidrick.com/Who-We-Are/Our-Leadership. We affirmatively assess whether each non-employee director has a relationship that would interfere with the exercise of independent judgment pursuant to these policies and corporate governance best practices. During the Board’s annual review of director independence, the Board also considers transactions, relationships and arrangements between each director or an immediate family member of the director and each of the Company and our senior management.

The Board has determined that each of the following non-employee directors qualifies as “independent” in accordance with the above listed guidelines, standards and rules: Ms. Elizabeth L. Axelrod, Mr. Laszlo Bock, Ms. Clare Chapman, Mr. Lyle Logan, Mr. T. Willem Mesdag, Ms. Stacey Rauch, and Mr. Adam Warby. Because Mr. Krishnan Rajagopalan is employed by Heidrick as our President and CEO, he does not qualify as independent. Mr. Knell, who intends to serve as a Director until the Annual Meeting, was determined to be independent during the time that he served on the Board.

Board Committees

The Board conducts its business through meetings of the Board and its three committees: the Audit & Finance Committee (“AFC”), the Human Resources and Compensation Committee (“HRCC”) and the

Nominating and Board Governance Committee (“NGC”). We have reviewed and determined that each of the members of the standing committees is independent under the provisions of our Corporate Governance Guidelines, our Director Independence Standards, and Nasdaq Rules. The Board has approved a written charter for each standing committee, which we review annually and revised as appropriate. The charters define each committee’s roles and responsibilities. The charters are available on our website at: https://heidrick.com/Who-We-Are/Our-Leadership.

The table below outlines membership and the frequency of meetings for each Board committee in 2019.

Name	AFC	HRCC	NGC
Elizabeth L. Axelrod		✓
Clare M. Chapman		Chair	✓
Gary E. Knell		✓	Chair
Lyle Logan	✓		✓
T. Willem Mesdag	Chair	✓
Krishnan Rajagopalan (CEO)	Ex Officio
Stacey Rauch	✓
Adam Warby (Chairman)	Ex Officio
Number of Meetings in 2019	6	4	4

The Chairman and the CEO are invited guests and are welcome to attend all committee meetings, except when the independent directors meet in executive session, such as when they conduct performance evaluations or discuss the compensation of the Chairman or the CEO, or both.

Elizabeth L. Axelrod served as a member of the AFC until February 7, 2019. If elected as a Director, Ms. Axelrod would join the NGC and serve as its Chair. If elected as a Director, it is anticipated that Laszlo Bock would join the HRCC. As discussed above, Mr. Knell will serve as a Director until the Annual Meeting, at which time he will not stand for reelection.

Audit & Finance Committee (AFC)

The AFC serves as an independent committee to assist in Board oversight of:

The integrity of the Company’s financial statements

The Company’s compliance with legal and regulatory requirements

The independent registered public accounting firm’s appointment, retention, qualifications and independence

The Company’s risk, compliance and Internal Audit functions

The review and recommendation to the Board concerning the payment of dividends

The review of all related party transactions reported to the AFC by the NGC

Each member of the AFC is able to read and understand fundamental financial statements (as required under Nasdaq Rules) and meets the heightened standards of independence for audit committee members pursuant to the rules and regulations of the SEC (the “SEC Rules”). Messrs. Mesdag and Logan each qualify as an “audit committee financial expert” within the meaning of the SEC Rules and are presumed to be financially sophisticated for purposes of the Nasdaq Rules.

Nominating and Board Governance Committee (NGC)

The NGC serves as an independent committee to assist the Board in determining:

The criteria for directors and the selection of nominees for election to the Board

Committee membership recommendations

The independence of directors and committee members under applicable standards

The Company’s corporate governance policies, including the Corporate Governance Guidelines and the Code of Business Conduct and Ethics

The form and amount of director compensation

In addition, the NGC coordinates and assists the Board and its Committees with their annual evaluations. The NGC also reviews and approves related party transactions. All of the members of the NGC are independent within the meaning of the listing standards of Nasdaq and the Company’s Corporate Governance Guidelines which can be found at www.heidrick.com/Who-We-Are/Our-Leadership.

Human Resources and Compensation Committee (HRCC)

The HRCC serves as an independent committee to assist in Board oversight of:

Administering and approving all elements of compensation for the CEO and other Executive Officers

Adopting, administering and approving equity-related incentives and awards under the Company’s equity compensation plans

Reviewing and approving terms of employment, severance or other compensation-related agreements for any Executive Officer or key employee

Approving the peer group used for the executive compensation benchmarking purposes

Providing oversight in connection with Company-wide compensation programs

Providing guidance on strategically critical human capital matters

Each member of the HRCC meets the qualifications for compensation committee members pursuant to the Nasdaq Rules and is a “non-employee director” within the meaning of SEC Rule 16b-3.

Board Oversight of Risk

Management is responsible for the day-to-day management and assessment of risk at the Company, including communication of the most material risks to the Board and its Committees. The Board provides oversight over the risk management practices implemented by Management, except for the oversight of risks that have been specifically delegated to a Committee of the Board. Even when the oversight of a specific area of risk has been delegated to a Committee, the full Board maintains oversight over such risks through the receipt of reports from the Committee Chairs to the full Board at each regularly-scheduled full Board meeting. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over a particular risk, even if the risk was initially overseen by a Committee.

In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes and policies designed and implemented by Management are adequate and functioning as designed. The Board performs its risk oversight function primarily through its Committees as well as reports the Board receives directly from Management.

Enterprise Risk

Management undertakes a regular review of a broad set of risks across the Company’s business and operations to identify, assess, prioritize and manage potential issues. Specific emphasis is placed on identifying those risks that could have the highest impact to the Company and its operations, and the highest likelihood of risk occurrence. Management’s risk assessment also takes into account input from the internal audit function that reports regularly to the AFC and the Board receives ongoing updates from risk professionals on trends in risk management and in new risks facing the business. The Directors have direct access to risk professionals. As part of Management’s risk identification and mitigation efforts, along with the annual plans for managing and, where appropriate, mitigating significant Company risks that the Board receives, Management has created an Incident Response Plan (“IRP”) framework for review and discussion with the Board. The IRP framework articulates the reporting obligations for Management to inform the Board of significant incidents, and, where appropriate and possible, describe and delineate the Board and/or Committee obligations with respect to such incidents, including identifying incidents requiring immediate Board oversight and input.

Compensation Risk

The Company periodically completes an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans and programs. Based on this inventory, the Company evaluates the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balance compensation opportunities and risk. Based on the Company’s periodic assessments, the Company has determined that none of its compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Company believes that its overall cash versus equity pay mix, variable versus fixed pay elements, balance of shorter-term versus longer-term performance-focused and revenue-focused versus profit-focused performance measures, stock ownership guidelines, and use of “claw-backs” work together to provide its employees and executives with incentives to deliver outstanding performance to build long-term stockholder value, while taking only necessary and prudent risks.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of the Company’s employees, officers and directors, as well as independent contractors working on behalf of the Company. Through our Code, we establish clear ethical and professional guidelines, and work though several mechanisms to hold the Company collectively to the highest professional ethical standards.

The Code meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and also meets the requirements of a “code of business conduct and ethics” under Nasdaq Rules. All employees generally are required to certify that they have reviewed and are familiar with the Code annually. The Code can be located in its entirety on the Company’s website at https://www.heidrick.com/Who-We-Are/Our-Leadership.

Ethics Line

The Board also has established the Heidrick & Struggles EthicsLine (the “EthicsLine”), a service that provides a mechanism for reporting to the Company alleged breaches of any legal or regulatory obligations, financial fraud, including accounting, internal controls and auditing, or any alleged violation of the Code or corporate policies. The EthicsLine is a web-based and telephonic reporting hotline (toll free in the U.S.) available to all Company employees, contractors, vendors, stockholders, clients or other interested parties. The EthicsLine is administered by an independent third party that is separate from Heidrick and specializes in running whistleblower hotline programs for companies throughout the U.S. Calls are not recorded and callers may remain anonymous. The EthicsLine is operational 24 hours a day, seven days a week. To contact the Ethicsline, you may dial 800-735-0589 toll-free in the U.S. or 704-731-7242 outside the U.S. or by visiting https://heidrickandstruggles.alertline.com.

Data Privacy

The foundations to our business are confidentiality and security; without them we would not be the trusted partner we are to our clients. We have always had a strong data protection ethic at Heidrick and with the introduction of General Data Protection Regulation, California Consumer Privacy Act and many other new data protection laws across the globe, we have introduced on-going training and awareness programs, to remind employees that privacy has to come first, to protect our candidates, our clients, our participants and our colleagues.

Confidentiality and information security are core to our corporate vision and values. It takes a combination of people, technical safeguards and processes to protect information for which we are responsible. Some key safeguards we have undertaken include, but are not limited to:

•	Robust Information Security Policies based on the ISO 27001 framework.

•	Well documented processes to provide and remove access, security incident response, IT change control, and software development lifecycle.

•	Regular patch & vulnerability management and penetration testing.

•	Access provided on a “need to know” basis applied with “least privilege” principle.

•	Remote access using Multi-Factor Authentication for employees.

•	Use of world class data centers protected by robust physical and environmental controls.

•	Encrypted data transmission.

•	Our key SaaS providers undergo regular, independent SOC1/SOC2 audits.

•	Third Party information risk management processes.

•	Regular Security Awareness training.

•	24/7/365 security monitoring.

Additionally we maintain a Data Subject Rights Hotline designed to enable our data subjects to easily submit a Data Subject Rights request. The Data Subject Rights Hotline is a telephonic reporting hotline (toll free in the U.S.) administered by a third party that is separate and independent of Heidrick and specializes in running compliance hotline programs for companies throughout the U.S. The Data Subject Rights Hotline is operational 24 hours a day, seven days a week. Data subject rights requests may be submitted by visiting www.heidrickdsr.ethicspoint.com, or by calling our toll-free number: 1-844-916-1329.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board recommends a vote “FOR” each of the persons nominated by the Board. We have refreshed our Board over the past five years, as eight directors retired and eight highly-qualified directors were added. We believe that the Board possesses the appropriate mix of diversity in terms of gender, age, race, national origin, skills, experience, viewpoints and service on our Board and the boards of other organizations.

Director Nominees

There are eight nominees to be considered for election to our Board of Directors: Elizabeth L. Axelrod, Laszlo Bock, Clare M. Chapman, Lyle Logan, T. Willem Mesdag, Krishnan Rajagopalan, Stacey Rauch and Adam Warby. All of the nominees, other than Mr. Bock, currently serve as directors on the Board and were elected to the Board by the stockholders at the 2019 annual meeting of stockholders. Mr. Bock was recommended to our NGC as a potential nominee by our internal board search team. Each director nominee has agreed to be named in this Proxy Statement. As discussed above, Mr. Knell has decided not to stand for reelection at the Annual Meeting. The Company acknowledges and appreciate Mr. Knell’s more than 13 years of service and contributions to Heidrick & Struggles, including nine years as Chairman of the NGC. The Board Matrix below under “Criteria for Considering Director Nominees” summarizes the key qualifications, skills and attributes most relevant to the decision to nominate each candidate for service on the Board.

The Nominees’ biographies below describe each candidate’s background and relevant experience in more detail. The Nominees are identified and discussed in the paragraphs below for election at this year’s Annual Meeting and to each serve a one-year term expiring at the 2021 annual meeting. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a Director before the 2021 annual meeting of stockholders, pursuant to our By-laws, any vacancy may, subject to the rights of holders of any shares of Preferred Stock, be filled by a majority of the Directors, although less than a quorum, or by a sole remaining director.

Criteria for Considering Director Nominees

In considering potential candidates for election to the Board, including with respect to incumbent Directors and stockholder recommended candidates, the NGC shall consider, among other qualifications that it deems appropriate, the following:

The potential candidate’s principal employment, occupation or association involving an active leadership role.

The potential candidate’s expertise or experience relevant to the Company’s business that would not be otherwise readily available to the Board.

The potential candidate’s ability to bring diversity to the Board, including whether the potential candidate brings complementary skills and viewpoints.

The potential candidate’s time commitments, particularly the number of other boards on which the potential candidate may serve.

The potential candidate’s independence and absence of conflicts of interest as determined by the Director Independence Standards, the NASDAQ rules and other applicable laws, regulations and rules.

The potential candidate’s financial literacy and expertise.

The potential candidate’s personal qualities including strength of character, maturity of thought process and judgment, values and ability to work collegially.

Consistent with our company-wide priorities of diversity and inclusion, one of the criteria the NGC takes into account when considering potential candidates for election to the Board is the potential candidate’s ability to bring diversity to the Board. The NGC considers the self-identified diversity characteristics of each director or potential director candidate, including gender, age, ethnicity, skills, experience, viewpoints and service on our Board. Additional information about each nominee can be found below in the Board Matrix and in each of the Director Biographies below.

Stockholders who would like the NGC to consider their recommendations for director nominees should submit their recommendations to the Secretary of the Company at: Heidrick & Struggles International, Inc., Attn: Corporate Secretary, 233 S. Wacker Drive, Suite 4900, Chicago, Illinois 60606. Director nominee recommendations by stockholders that are made in accordance with these procedures will receive the same consideration by the NGC as other suggested nominees.

Director Qualifications

The Board, acting through the NGC, considers its members, including those Directors being nominated for reelection to the Board at the Annual Meeting, to be highly qualified for service on the Board. Generally, the Board seeks individuals with broad-based experience and the background, judgment, independence, and integrity to represent the stockholders in overseeing the Company’s Management in their operation of the business.

The NGC reviewed, updated and evaluated the Board’s skill and experience matrix and evaluated each of the Directors’ qualifications against the Company’s long-term strategic plans. Within this framework, specific items relevant to the Board’s determination for each Director are listed in each Director’s biographical information beginning on page 17. The Directors’ ages are shown as of April 27, 2020. There are no family relationships among our Directors or named executive officers (“NEOs,” which term is the same as and used interchangeably with “Executive Officers”).

Board Matrix

Listed below are the skills and experience that we consider important for our Director nominees in light of our current business strategy and structure. The Directors’ biographies note each Director’s relevant experience, qualifications, and skills relative to this list.

SKILLS & EXPERIENCE

Experience	Axelrod	Bock	Chapman	Logan	Mesdag	Rajagopalan	Rauch	Warby
Senior Leadership	●	●	●	●	●	●	●	●
Industry Experience	●	●	●	●	●	●	●	●
Ethics and Integrity	●	●	●	●	●	●	●	●
Financial Literacy				●	●		●	●
Independence	●	●	●	●	●		●	●
Operations	●	●	●	●	●	●	●	●
International Business Experience		●	●		●	●	●	●
Technology	●	●				●		●
Risk Management	●			●	●	●	●	●
Business Development and M&A				●	●	●	●	●
Government, Legal and Regulatory			●		●
Public Company Board				●	●		●	●

BACKGROUND

Tenure/Age/Gender
Years on the Board	4	0	4	4	4	2	1	2
Age	57	47	60	60	66	60	62	59
Gender	F	M	F	M	M	M	F	M

Race/Ethnicity/Nationality
African American/Black				●
Asian/South Asian						●
White/Caucasian	●	●	●		●		●	●
Born Outside of the U.S.		●	●					●
Resident Outside of the U.S.			●					●

DIRECTOR BIOGRAPHIES

Elizabeth L. Axelrod

Director Since: February 5, 2016

Board Committees: Human Resources and Compensation, and if elected as a Director, Ms. Axelrod would join the Nominating and Board Governance Committee and serve as its Chair

Elizabeth L. Axelrod serves as Vice President, Employee Experience for Airbnb (online marketplace and hospitality service) as of January 4, 2017. Previously, she served as the Senior Vice President, Human Resources for eBay Inc. (ecommerce corporation that facilitates consumer-to-consumer and business-to-consumer sales through its website) from March 2005 to July 2015. Prior to her tenure at eBay, Ms. Axelrod served as the Chief Talent Officer for WPP PLC, a global communications services group where she was also an Executive Director, and as a partner at McKinsey & Company. She is co-author of The War for Talent, published by Harvard Business School Press in 2001.

Ms. Axelrod is a proven human resources executive with a professional services background. She is also a thought leader in talent management which is core to Heidrick’s business. Her innovative approach to talent management including the use of data analytics brings to the Board a perspective on the relationship between recruiting talent and commercial success. Ms. Axelrod also brings a digital mindset to the Board informed by her former role at eBay.

Laszlo Bock Director Since: April 3, 2020 Board Committees: If elected as a Director, Mr. Bock would join the Human Resources and Compensation Committee

Laszlo Bock is a co-founder of Humu, Inc. and has served as its Chief Executive Officer since it was founded in 2017. Humu uses AI-driven technology to nudge employees towards better work habits, unlocking the productivity and potential of individuals, teams, and organizations. Similar to Heidrick, Humu operates at the intersection between people, data analytics and privacy ethics.

Prior to Humu, Mr. Bock led the global Human Resources function for Google, Inc. as its Senior Vice President of People Operations. During Mr. Bock’s decade-long tenure, Google was named the Best Company to Work For more than 30 times around the world and received over 100 awards as an employer of choice. In 2015, Bock published Work Rules!, a practical guide to help people find meaning in work and improve the way they live and lead. In 2010, he was named “Human Resources Executive of the Year” by HR Executive Magazine. Before Google, Mr. Bock was an executive at GE and a management consultant at McKinsey & Company where he served clients in the media, technology and private equity industries.

Mr. Bock is an expert in human capital and brings to the Board a passion for data and technology.

Clare M. Chapman Director Since: February 23, 2016 Board Committees: Human Resources and Compensation (Chair), Nominating and Board Governance

Clare M. Chapman is retired. She is the former Group People Director of BT Group, one of the world’s leading communications services companies based in the UK and serving customers in 170 countries worldwide. Ms. Chapman served in this role from 2011 through 2015. Prior to this role, Ms. Chapman was the Director General of Workforce for the National Health Service and Social Care system where her responsibilities impacted more than 2.2 million healthcare employees in England. Previously, she was the Human Resources Director for Tesco PLC (British multinational groceries and general merchandise retailer) and Vice President of Human Resources for PepsiCo’s (American multinational food, snack and beverages corporation) operations in continental Europe.

Ms. Chapman served on the board of Kingfisher PLC from 2010 and stepped down in January 2020. It operates over 1100 stores and omnichannel operations across Europe. In August 2017, Ms. Chapman joined the board of The Weir Group, plc, a designer and manufacturer of highly-engineered products and services for minerals, oil and gas, and power industries. She also joined the Board of G4S plc, the leading global integrated security business and one of the world’s largest employers, in September 2019. Ms. Chapman serves as an employer representative on the Low Pay Commission, an independent body that advises the United Kingdom government about the national living wage and national minimum wage rates and related matters. Ms. Chapman also is a Trustee of the Lambeth Partners supporting the Archbishop of Canterbury.

Ms. Chapman is regularly sought to speak and advise on corporate and national efforts to improve organization effectiveness and leadership capacity. She is also co-chair of The Purposeful Company, focused on transforming U.K. business with smarter investor stewardship of companies focused on creating long term value. Ms. Chapman’s experience in human resources and organizational effectiveness and her international perspective are assets to the Board on a range of talent, leadership, and organizational matters.

Lyle Logan Director Since: December 15, 2015 Board Committees: Audit & Finance, Nominating and Board Governance

Lyle Logan has served as the Executive Vice President and Managing Director of the Global Financial Institutions Group for The Northern Trust Company (financial services) since 2009. Mr. Logan has served in several leadership positions with Northern Trust during his career, including serving as Executive Vice President and Managing Director, Institutional Sales and Client Servicing for Northern Trust Global Investments from 2005 through 2010; Head of Chicago Private Banking within Northern Trust’s Personal Financial Services unit from 2003 through 2005; and Senior Vice President and Personal Financial Services Manager for Northern Trust’s Midwest Region from 2000 through 2003. Mr. Logan is also the Chairman and CEO of The Northern Trust International Banking Corporation.

Mr. Logan has also served on the board of Adtalem Global Education Inc. (global provider of education services) since 2007, where he serves as the Chair of the Nominating and Governance Committee and on the Compensation Committee; Chicago Children’s Memorial Hospital; and The Field Foundation. He has been a director of the Company since 2015 and served as the Lead Director from May 2018 until June 2019.

In addition to his financial acumen and deep understanding of capital markets, Mr. Logan also brings significant experience as a client-facing leader in the financial services industry.

T. Willem Mesdag Director Since: February 23, 2016 Board Committees: Audit & Finance (Chair), Human Resources and Compensation

T. Willem Mesdag is the Founder and Managing Partner of Red Mountain Capital Partners, an investment management fund based in Los Angeles, California, and established in 2005. Previously, he served as a Partner and Managing Director at Goldman Sachs & Co., and as a securities lawyer with Ballard, Spahr, Andrews & Ingersoll. Mr. Mesdag also serves on the board of directors of Destination XL Group, Inc. He previously served on the boards of 3iGroup plc, Encore Capital Group, Inc., Cost Plus, Inc., Nature’s Sunshine Products, Inc., Skandia Group AB and Yuma Energy, Inc.

Heidrick’s Board benefits from Mr. Mesdag’s extensive experience in capital markets, corporate strategy and public company governance. He also brings an investor’s perspective to the Board.

Krishnan Rajagopalan Director Since: July 6, 2017 Board Committees: Ex Officio member of all Board committees

Krishnan Rajagopalan has been our President and Chief Executive Officer since July 6, 2017. He served as acting President and CEO from April 3, 2017 until July 6, 2017. Prior to becoming President and CEO, Mr. Rajagopalan served as Executive Vice President and Managing Partner – Executive Search since January 2016. Previously, he served as Head of Global Practices beginning in April 2014 and was appointed an Executive Vice President on January 1, 2015. Mr. Rajagopalan has served in other leadership roles with Heidrick, including Global Practice Managing Partner, Technology and Services (2010 to 2014) and Global Practice Managing Partner, Business/Professional Services (2007 to 2010). Mr. Rajagopalan joined the firm in 2001 in executive search.

Through his day-to-day management of the Company as President and CEO, Mr. Rajagopalan enhances the Board’s understanding of important business developments and Management’s implementation of the Company’s strategy and day-to-day operations. Mr. Rajagopalan’s years of service in executive search also enhance the Board’s understanding of this critical component of the Company’s business.

Stacey Rauch Director Since: February 1, 2019 Board Committees: Audit & Finance

Stacey Rauch is a Director (Senior Partner) Emeritus of McKinsey & Company from which she retired in September 2010. She was a leader in McKinsey’s Retail and Consumer Goods Practices, served as the head of the North American Retail and Apparel Practice, and acted as the Global Retail Practice Convener. A 24-year veteran of McKinsey, Ms. Rauch led engagements for a wide range of retailers, apparel wholesalers, and consumer goods manufacturers in the U.S. and internationally. Ms. Rauch was a co-founder of McKinsey’s New Jersey office, and was the first woman at McKinsey appointed as an industry practice leader. She also served on a number of McKinsey’s global personnel committees.

Ms. Rauch is currently the Chairman of the Board of the Fiesta Restaurant Group (owner and operator of quick-casual restaurants), where she chairs the Corporate Governance and Nominating Committee and sits on the Remuneration Committee. She is also on the board of Land Securities Group, PLC (the U.K.’s largest commercial property company) where she serves on the Audit, Remuneration and Nomination Committees. She also serves on the Board of the Ascena Retail Group

(a leading women’s specialty apparel retailer), where she chairs the Leadership and Governance Committee and serves on the Audit Committee.

Ms. Rauch’s strategic leadership and consulting expertise, coupled with her deep experience as an international business leader, adds important new perspectives and diverse insights to the Board.

Adam Warby, Chairman Director Since: January 1, 2018 Board Committees: Ex Officio member of all committees

Adam Warby served as Chief Executive Officer of Avanade Inc., a leading global provider of professional services for Microsoft digital, cloud and business solutions, from September 2008 to September 2019. Mr. Warby joined Avanade Inc. from Microsoft Corporation as a founding member of this joint venture created by Accenture LLP and Microsoft in April 2000, and was instrumental in managing and growing global business operations, as well as shaping the culture of a diverse team of more than 35,000 digitally connected people across 24 countries. A true global citizen, including living in the United States for seven years, he served as General Manager and Executive Vice President for Avanade’s North American and European operations during his tenure. As Chief Executive of Avanade, Mr. Warby led both organic and inorganic growth, including six acquisitions across Asia, Europe and North America, resulting in annual sales in excess of $3 billion, an amount that more than doubled under his leadership. Mr. Warby also serves on the board of SimCorp A/S and is board member of Junior Achievement Europe.

Through over 31 years of strategic leadership and consulting experience, spanning his time at IBM, Microsoft and Avanade, Mr. Warby brings a unique understanding and experience of applying technology in both innovative and practical ways to address the opportunities and challenges faced by the digital transformations Heidrick’s clients are facing today.

The Board recommends a vote “FOR” each of the foregoing nominees.

Director Compensation

The NGC annually reviews the level and form of compensation paid to Directors, including our Director compensation program’s underlying principles. Under the Corporate Governance Guidelines, a Director who is also an Officer of Heidrick is not permitted to receive compensation for service as a Director.

In February 2019, the Board made slight increases to the amounts paid under the non-employee director compensation program after a review of the compensation program and peer company practices by its independent compensation consultant. Changes were last made to the non-employee director compensation program in 2015. Directors may elect to defer up to one hundred percent of their cash compensation per year pursuant to our Voluntary Deferred Compensation Plan (the “VDC

Plan”). All directors are reimbursed for their out-of-pocket expenses incurred in connection with their duties as directors.

Beginning in 2019, each non-employee director received an annual equity award of vested restricted stock units with a value of approximately $115,000 (an increase of $2,500 from the prior year) awarded on the date of each annual meeting of stockholders. Additionally, non-employee directors received a cash retainer of $75,000 each per year (an increase of $12,500 from the prior year), payable quarterly in arrears. In addition, Board and Committee chairpersons and members received compensation for their Committee service as outlined below.

AFC Member	$10,000

AFC Chair (in addition to the AFC member retainer)	$30,000

HRCC Chair	$30,000

NGC Chair	$10,000

Lead Independent Director	$40,000

The compensation of our non-employee directors, including all restricted stock units (“RSUs”) or stock, for the 2019 fiscal year is set forth in the table below and described in the accompanying footnotes.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)		All Other Compensation ($)	Total ($)
Elizabeth L. Axelrod	$76,056	(3)	$114,985	(10)	$0	$191,041
Clare M. Chapman	$105,000	(4)	$114,985	(11)	$0	$219,985
Gary E. Knell	$85,000	(5)	$114,985	(11)	$0	$199,985
Lyle Logan	$102,253	(6)	$114,985	(10)	$0	$217,238
Willem Mesdag	$115,000	(7)	$114,985	(11)	$0	$229,985
Stacey Rauch	$77,681	(8)	$114,985	(10)	$0	$192,666
Adam Warby	$121,964	(9)	$114,985	(11)	$0	$236,949

(1)	Reflects cash compensation earned by each Director in 2019 and includes any amounts deferred at the Director’s election under our VDC Plan, described above.
(2)

Reflects the grant date fair value for financial reporting purposes in accordance with ASC Topic 718 for Common Stock or RSUs granted under the Second Amended and Restated Heidrick & Struggles 2012 GlobalShare Plan (the “GlobalShare Plan”) which is described beginning on page 63.

(3)	Ms. Axelrod earned an additional retainer of $1,056 for being a member of the AFC through February 7, 2019, her last day of service as a member of the AFC.
(4)	Ms. Chapman earned an additional cash retainer of $30,000 as Chair of the HRCC.
(5)	Mr. Knell earned an additional cash retainer of $10,000 as Chair of the NGC. All of Mr. Knell’s fees were deferred pursuant to our VDC Plan.
(6)

Mr. Logan earned an additional cash retainer of $10,000 as a member of the AFC and an additional cash retainer of $17,253 for his service as Lead Independent Director, prorated through June 6, 2019, his last day of service as Lead Independent Director.

(7)	Mr. Mesdag earned an additional cash retainer of $30,000 as Chair of the AFC and $10,000 as a member of that Committee. All of Mr. Mesdag’s fees were deferred pursuant to our VDC Plan.
(8)	Ms. Rauch earned a retainer of $75,000 and an additional retainer of $10,000 for being a member of the AFC, both prorated based on joining the Board on February 1, 2019.

(9)	Mr. Warby earned an additional cash retainer of $42,651 as Chairman of the Board for his service beginning on June 6, 2019, and $4,313 as a member of the AFC.
(10)

The amount reflects the aggregate grant date fair value of stock granted on May 23, 2019 (the date of the 2019 annual meeting of stockholders). The award was equal to the annual equity retainer of $115,000 divided by the closing stock price on the date of grant of $31.72 rounded to nearest whole share, resulting in 3,625 shares. As of April 1, 2020, the aggregate shares of stock granted and outstanding were as follows: 17,720 for Ms. Axelrod, 5,045 for Mr. Knell, 17,720 for Mr. Logan, 10,000 for Mesdag, 3,625 for Ms. Rauch and 5,000 for Mr. Warby.

(11)

Reflects an award of RSUs granted on May 23, 2019 with the same value as the award of stock described in footnote 10 above. Reflects the aggregate grant date fair value of RSUs granted on May 23, 2019, calculated in accordance with ASC 718. The value of the award was $31.72. As of April 1, 2020, the aggregate RSUs granted and outstanding were as follows: 17,720 for Ms. Chapman, 47,829 for Mr. Knell, 17,720 for Mr. Mesdag, and 6,521 for Mr. Warby.

Mr. Rajagopalan, who is a Director, is also our President and CEO, and therefore does not receive any additional compensation for his service on our Board.

In February 2020, the Board increased the additional cash retainer to be received by the Chairman of the Board from $75,000 to $100,000 per year, effective as of January 1, 2020.

The Company’s stock ownership guidelines for directors require each director to own three times their annual cash retainer in Company stock within three years of joining the Board. As of March 31, 2020, each of the Directors has either satisfied the stock ownership guidelines or is on track to do so in compliance with the guidelines.

EXECUTIVE OFFICERS

All of the Executive Officers have been appointed by and serve at the pleasure of the Board of Directors. Below is the name, age, present title, principal occupation and certain biographical information for each of the Company’s Executive Officers as of April 1, 2020.

Krishnan Rajagopalan

Mr. Rajagopalan, 60, has been our President and Chief Executive Officer since July 6, 2017. He served as acting President and CEO from April 3, 2017 until July 6, 2017. Prior to becoming President and CEO, Mr. Rajagopalan served as Executive Vice President and Managing Partner – Executive Search since January 2016. Previously, he served as Head of Global Practices beginning in April 2014 and was appointed an Executive Vice President on January 1, 2015. Mr. Rajagopalan has served in other leadership roles with Heidrick, including Global Practice Managing Partner, Technology and Services (2010 to 2014) and Global Practice Managing Partner, Business/Professional Services (2007 to 2010). Mr. Rajagopalan joined the firm in 2001 in executive search. He has been a Director of the Company since July 6, 2017.

Mark Harris

Mr. Harris, 49, was appointed Chief Financial Officer of the Company on March 19, 2018. He had been serving as the Deputy Chief Financial Officer of the Company since February 2018. From 2015, Mr. Harris had been CFO at Hercules Capital, a publicly traded business development company, where he was responsible for finance, accounting, operations, legal and investor relations. Prior to that, Mr. Harris worked at Avenue Capital Group for over 9 years, where he served as their CFO for their Asia Strategy and was their Senior Managing Director/Head of Asia, in which he led the entire Asia Strategy. Prior to working at Avenue Capital Group, from 2004 to 2006 Mr. Harris served as Corporate Financial Controller and Chief Accounting Officer at Hutchinson Telecommunications, a telecommunications company based in Hong Kong. Prior to Hutchinson Telecommunications, Mr. Harris was a Manager at PricewaterhouseCoopers in their Global Capital Markets Group.

Michael Cullen

Mr. Cullen, 54, was appointed Chief Operating Officer effective January 1, 2019. Mr. Cullen joined Heidrick in April 2008 and served as the Managing Partner – Americas Technology & Services through April 2014. Mr. Cullen then served as Global Practice Managing Partner – Technology and Services from April 2014 through December 2017. He began his most recent prior role of Group Chief Operating Officer in January 2018. As Group Chief Operating Officer, he is responsible for all regions, practice management, information technology and marketing.

Kamau Coar

Mr. Coar, 43, was appointed General Counsel and Corporate Secretary effective February 1, 2018. Mr. Coar also oversees the Company’s enterprise risk management program and compliance and ethics programs. Previously, Mr. Coar served as VP, Associate General Counsel (2012 to 2017), serving on the Company’s leadership team for the Americas region (2013 to 2016) and for the Asia Pacific region, based in Singapore (2016 to 2017). Previously Mr. Coar was a partner at Ungaretti & Harris LLP (now known as Nixon Peabody), which he joined in 2003.

Sarah Payne

Ms. Payne, 49, was appointed Chief Human Resources Officer effective January 1, 2019. She is responsible for working closely with leaders within the firm and in setting and executing a talent strategy that supports the near and long-term business objectives of Heidrick. Previously, Ms. Payne was the Vice President of Global Executive Search where she served as a business partner to Heidrick & Struggles’ global Executive Search leaders. She was also formerly the Vice President of Global Compensation and HR Americas where she lead global compensation strategy and design, in addition to being a business partner to Heidrick’s Americas region which included providing strategic support across the full employee life cycle. Prior to joining Heidrick, Ms. Payne held human resources leadership positions within Executive Compensation, Total Rewards, Talent Acquisition and as a Human Resources Director within global agribusiness and satellite communications.

Each of our Executive Officers has entered into an employment agreement with the Company, which contain customary restrictive covenants in favor of the Company. Each Executive Officer also participates in the Company’s MIP, CIC Plan, Severance Plan, equity programs and vacation and benefit plans at the same level as other senior executives, as outlined below in further detail.

Certain Relationships and Related Party Transactions

Various Company policies and procedures and annual questionnaires completed by all Company Directors and Executive Officers require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC and Nasdaq Rules. Pursuant to its charter, the NGC—in consultation with the AFC—reviews and approves related party transactions.

The process for reviewing certain relationships and related party transactions are outlined in the Company’s Director Independence Standards and Policy on Resolution of Conflicts of Interest for Directors and Executive Officers. Depending on the particular transaction or relationship, the Company’s review processes vary. When such a transaction or relationship is identified at the Chief Executive Officer or Board level, the NGC and/or its Chair, or in the instance of a potential conflict with the Chair of the NGC, the Board as whole, evaluates the transaction or relationship and approves or ratifies it (without the vote of any interested person) only if it is judged to be fair and in the best interests of the Company. Complete copies of the Company’s Director Independence Standards and Policy on Resolution of Conflicts of Interest for Directors and Executive Officers can be found at: https://www.heidrick.com/Who-We-Are/Our-Leadership. In addition, it is the practice of the NGC, although not part of a written policy, to review each transaction specifically disclosed as a potential related party transaction in connection with its review of the proxy statement for the annual meetings of stockholders, to the extent any such transaction has not previously been reviewed, applying the same standard.

There were no related party transactions since January 1, 2019 that required approval under the Company’s policies and procedures or the rules and regulations of the SEC.

ADDITIONAL GOVERNANCE MATTERS

Communication with the Board

Stockholders may communicate directly with the Board. All communications should be directed to:

Corporate Secretary

Heidrick & Struggles International, Inc.

233 South Wacker Drive, Suite 4900

Chicago, Illinois 60606

Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board or a particular director. All appropriate communication intended for the Board or a particular director and received by the Corporate Secretary will be forwarded to the specified party following its clearance through normal security procedures.

EXECUTIVE COMPENSATION

PROPOSAL 2—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to SEC rules, the Company seeks your advisory vote on our executive compensation programs as described in this Proxy Statement. The Company asks that you support the compensation of our Named Executive Officers as disclosed in the CD&A section and the accompanying tables and narratives contained in this Proxy Statement.

The CD&A section of this Proxy Statement discusses our executive compensation philosophy, policies and structure during the most recently completed fiscal year. The HRCC and the Board believe that these policies and procedures are effective in implementing our executive compensation philosophy and in achieving its goals.

As an advisory vote, your vote will not be binding on the Company or the Board. However, our Board and our HRCC, which is responsible for designing and administering the Company’s executive compensation program, value the opinions of our stockholders and to the extent there is any significant vote against the compensation paid to our Named Executive Officers, we will consider our stockholders’ concerns and the HRCC will evaluate whether any actions are necessary to address those concerns.

Accordingly, the Board recommends that our stockholders vote “FOR,” on an advisory basis, the compensation paid to our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Heidrick is a leadership advisory firm, assisting a broad range of clients across the globe in achieving their long-term business objectives by helping them to improve the effectiveness of their leadership teams. More specifically, the Company provides executive search and leadership consulting services through the expertise of its experienced consultants located in major cities around the world. The Human Resources and Compensation Committee (“HRCC”) seeks to ensure that the Company’s executive compensation program attracts, retains and rewards the best talent, while at the same time maintaining a strong link between pay and performance and aligning the interests of the Company’s executives and stockholders. Heidrick’s executive compensation philosophy emphasizes and rewards both Company and individual performance, which the Company believes promotes sustained long-term performance by rewarding not only the achievement of financial and operational goals, but also the accomplishment of individual strategic objectives that enable profitable growth.

Through its HRCC, the Company has implemented strong governance practices for considering and making decisions with respect to the compensation of the Company’s Named Executive Officers. Management, the HRCC and the full Board all play active roles in executive compensation decisions.

This Compensation Discussion & Analysis (“CD&A”) describes and explains the Company’s compensation philosophy and executive compensation program, as well as compensation awarded to and earned by the following persons who were our Named Executive Officers (“Executive Officers” or “NEOs”) in 2019:

Name	Title
Krishnan Rajagopalan	Chief Executive Officer
Mark Harris	Chief Financial Officer
Michael Cullen	Chief Operating Officer
Kamau Coar	General Counsel & Corporate Secretary
Sarah Payne	Chief Human Resources Officer

All of our Executive Officers are NEOs, so these terms are used interchangeably in this Proxy Statement.

The CD&A is organized into four sections:

•	2019 Year in Review

•	Executive Compensation Philosophy

•	2019 Compensation Program

•	Other Compensation Policies and Information

The CD&A is followed by the Compensation Tables and Narrative Disclosures, which report and describe the compensation and benefit amounts paid to the NEOs in 2019.

2019 Year in Review

2019 was another strong year for Heidrick:

•	Revenue of $706.9 million, following a record year in 2018. This is the second year in a row that we achieved over $700 million in revenue.

•	Adjusted operating margin of 9.6%, which matched the level achieved in 2018 and represented a significant increase over the prior three years.

•	General and administrative expense as a percent of net revenue was the lowest in 12 years.

Adjusted Operating Income and Adjusted Earnings Per Diluted Share are Non-GAAP financial measures and include adjustments in 2017 to exclude expense associated with the settlement with Her Majesty’s Revenue and Customs related to the taxation of a legacy U.K. benefit trust obligation in Q1 2017, impairment charges, and restructuring charges. 2016 and 2019 also included restructuring-related adjustments. Adjusted Operating Margin refers to Adjusted Operating Income as a percentage of Net Revenue.

Total Shareholder Return is the value of $100 invested on December 31, 2014, assuming the reinvestment of dividends during the following five-year period.

A reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on Annexes A and B.

Executive Compensation Philosophy

The HRCC strives to establish compensation programs for the Company’s executives and employees that are competitive with firms in the executive search, leadership consulting and management consulting space, both public and private, with which the Company competes for executive talent.

This discussion explains:

The objectives of the Company’s compensation program for its NEOs.

What the compensation program is designed to reward, each element of compensation within the program and why the Company chooses to pay each element.

How the Company determines the amount to pay for each compensation element.

How each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

Guiding executive compensation for Heidrick is a pay-for-performance philosophy. The Company expects its Executive Officers to initiate and carry out sustainable growth strategies and to create long-term value for both the Company and its stockholders. Company performance is the primary factor in the executive incentive compensation program design. When measuring Company performance, the HRCC considers both qualitative and quantitative factors relating to the Company’s business strategies and objectives. In assessing the individual performance of the Executive Officers, the HRCC considers, among other things, the Executive Officer’s achievement of performance objectives, contributions to the Company’s strategic initiatives and demonstrated leadership qualities.

The HRCC regularly reviews the compensation program for the Company’s executives and employees to ensure that the programs continue to meet the needs of the business and align the long-term interests of the Company’s executives with those of the Company’s stockholders. The Company’s executive compensation program may change from time to time based on the review and input of the HRCC.

Compensation Best Practices

The Company’s compensation policies and practices include:

Independent HRCC. All of the members of the HRCC are independent.

Independent Compensation Consultant. The HRCC receives objective advice from an independent compensation consultant.

Annual Assessment. Annual assessment of compensation policies to ensure that they are aligned with the Company’s performance objectives and do not encourage undue risk.

Stock Ownership Guidelines. The CEO is required to own five times their annual base salary in Company common stock within five years of appointment to the role. All other Executive Officers are required to own two times their annual base salary in Company common stock within five years of appointment to the role.

Reward for Performance. A majority of each Executive Officer’s total direct compensation requires them to achieve performance goals.

Annual Payout Limits. The potential annual payout on incentive compensation elements is limited to 1.5 times target.

Long-Term Vesting. The Company encourages retention by providing for equity awards that vest over three years, commencing on the grant date anniversary.

No Excise Tax Gross-Ups. The Company does not provide excise tax gross-ups to the Executive Officers.

Strong Governance Practices Utilized in Determining Executive Compensation

Role of the HRCC. With respect to the Company’s Executive Officers, the HRCC engages in a rigorous process in determining the total compensation. This process involves setting Company performance and strategic and operational goals for the NEOs at the beginning of each year and evaluating the performance of the NEOs against those pre-established goals. The HRCC considers additional factors in making its decisions regarding each Executive Officer’s target total compensation opportunity. The specific factors include:

•	Individual performance against pre-set goals and objectives for the year, and Company performance;

•	An individual’s experience and expertise;

•	An individual’s position and scope of responsibilities;

•	An individual’s future prospects with the Company; and

•	The new total compensation that would result from any change and how the new total compensation compares to survey data.

The HRCC determines and approves the compensation of the NEOs based on this evaluation. In making its decisions, the HRCC does not apply formulaic weighting to any of the above factors.

In evaluating the NEOs’ compensation, the HRCC has retained the services of an independent compensation consultant, Pay Governance LLC, and considers recommendations from the CEO. The CEO does not provide such input as to his or her own compensation. The HRCC assesses the information it receives in accordance with its business judgment. The HRCC is also guided by its independent compensation consultant with respect to compensation decisions.

Role of the Board. The HRCC, with input from the full Board, independently reviews the CEO’s performance and recommends the CEO’s compensation to the Board. Based upon the recommendation of the HRCC, the full Board considers and determines the compensation of the CEO.

Role of the CEO. The CEO annually reviews the performance of each of the NEOs other than himself. Following these performance reviews, the CEO presents compensation recommendations to the HRCC for consideration. The HRCC has full discretion to approve, modify or reject any such recommendations.

Role of the Independent Consultant. The HRCC has retained an independent compensation consultant which reports directly to the HRCC and does no other work for Management. During 2019, the independent compensation consultant’s representatives participated in the HRCC meetings and provided guidance to the HRCC with respect to executive compensation, comparative peer group data, director compensation, annual incentive compensation and consultant pay programs. In supporting the HRCC, the independent compensation consultant provides the HRCC with an independent assessment of Management’s recommendations for compensation, reviews and confirms the peer group used by the Company to prepare market compensation data, and provides ad hoc support to the HRCC, including discussing executive compensation and related corporate governance trends. The HRCC determined that its compensation consulting firm was independent and without conflicts of interest for 2019. This determination was reached after reviewing the independence factors set out in the Nasdaq Rules.

Use of a Peer Group. The HRCC evaluates the Company’s executive compensation programs in comparison to those of a selected peer group, which in 2019 consisted of twelve similarly-sized public professional services companies. Advisory Board Company, CDI Corporation, and CEB Inc. were removed from the 2018 peer group due to their divestiture or acquisition by other companies. The HRCC uses the peer group to compare total direct compensation and each of the compensation elements for each NEO against positions at peer group companies with similar responsibilities. The HRCC also uses the peer group to review executive pay programs and practices at those companies.

For 2019, the peer group consisted of the following companies:

Barrett Business Services, Inc.	ICF International, Inc.
CBIZ, Inc.	Kforce, Inc.
CRA International, Inc.	Korn/Ferry International
FTI Consulting, Inc.	Navigant Consulting, Inc.
Hudson Global, Inc.	Resources Connection, Inc.
Huron Consulting Group, Inc.	Volt Information Sciences, Inc.

In setting compensation, the HRCC considers the peer group companies with which the Company directly competes for executive talent and stockholder investment. However, most of the Company’s executive search and leadership advisory competitors, from which executive talent is often recruited, are privately held and are not included in the above list of the public peer group. The HRCC therefore also relies on its general knowledge of executive compensation levels and practices in the executive search and leadership consulting industry.

The Company does not set a specific, relative percentile positioning for total direct compensation, or the elements of total direct compensation, as a target for NEO pay levels. Rather, the Company reviews the total direct compensation range for each position and the mix of elements to ensure that compensation is adequate to attract and retain key executive talent. To ensure that compensation is linked to performance, the NEO compensation program is designed to deliver at least 60% of total direct compensation through variable pay. The NEO compensation program is also designed to ensure that a significant proportion of NEO compensation is delivered in the form of equity and thus aligned with the interests of the Company’s stockholders.

Stockholder Vote and Engagement on Executive Compensation

The Company held its annual non-binding stockholder advisory vote to approve executive compensation (“say-on-pay”) at the 2019 annual meeting of stockholders. The stockholders approved the 2018 executive compensation, with approximately 97% of voting stockholders casting their vote in favor of the say-on-pay resolution.

The Company had regular and active discussions with its major stockholders on various topics throughout 2019 and, during those conversations, the stockholders did not raise any specific issues relating to the design of the Company’s executive compensation program. The Company did not make any changes to the executive compensation program as a result of the 2019 say-on-pay vote or its stockholder outreach efforts during 2019. The HRCC is dedicated to continuous improvement of the executive compensation program to reflect an appropriate alignment of pay and performance, and will continue to seek and review stockholder perspectives when designing and implementing the Company’s executive compensation program.

2019 Compensation Program

2019 Executive Total Target Direct Compensation Mix

The majority of total target direct compensation for the NEOs was variable compensation.

2019 Target Compensation Mix: CEO	2019 Target Compensation Mix: Other NEOs

Consistent with the firm’s pay-for-performance philosophy, the majority of direct compensation for the NEOs is variable. Our NEO compensation mix is generally split into three principal components:

Component	Average % Mix	Objective	What it Rewards

Base Salary		Pay competitive salaries to attract and retain executive talent necessary to develop, implement and execute Heidrick’s business strategy, and reflect responsibilities of the position, experience of the executive and the marketplace in which Heidrick competes for talent.	Accomplishment of day-to-day job responsibilities, taking into account individual performance and retention considerations.

Annual Incentives (Cash Compensation)		Motivate executives to generate outstanding performance and achieve or exceed the operating plan over a one-year period and align annual compensation with annual performance and financial results.	Achievement of specific pre-set performance thresholds related to safety, financial, operational and strategic objectives.

Long-Term Incentive Equity Compensation		Encourage achievement of long-term performance goals, align executive rewards with the interest of Heidrick’s stockholders through long-term stock price appreciation, and facilitate the accumulation of Heidrick shares by executives, thereby enhancing ownership and promoting retention.	Share price growth, dividend performance and attainment of long-term financial goals.

As discussed in greater detail below, preliminary total target direct compensation for each NEO in 2019 was as follows:

Name	Base Salary	Annual Incentives MIP Target (% of Base Salary)	Long-Term Incentives Equity Target (% of Base Salary)
Krishnan Rajagopalan	$850,000	150%	150%
Mark Harris	$450,000	100%	133%
Michael Cullen	$650,000	100%	100%
Kamau Coar	$275,000	75%	75%
Sarah Payne	$275,000	75%	75%

Base Salary

Base salaries are reviewed annually by the HRCC against levels for positions with similar responsibilities at peer group companies, using the comparative data prepared by the HRCC’s independent compensation consultant. The HRCC then considers individual performance, internal pay equity, functional expertise, experience and scope of responsibilities. Effective January 1, 2019, Mr. Coar’s base salary was increased to $275,000 to reflect a better alignment to the external market. Messrs. Rajagopalan and Harris had no change to their salaries. Ms. Payne and Mr. Cullen became Executive Officers on January 1, 2019.

Annual Incentives

The Management Incentive Plan (“MIP”) is the vehicle through which NEOs are rewarded with an annual cash bonus for achieving specific short-term performance goals over a one-year period. The MIP rewards our NEOs for achieving key annual non-GAAP financial metrics and personal objectives.

The HRCC sets Company and individual performance goals for the NEOs during the first quarter. These goals consist of both quantitative and qualitative performance objectives. The HRCC considers the reviews conducted by the CEO of the other NEOs and conducts its own review of the CEO’s performance against those pre-established performance objectives, as well as Company performance milestones achieved during the year. With respect to the CFO, the HRCC also considers input from the AFC Chair.

15% of the NEOs’ earned annual bonus amounts are deferred each year. The deferred amount is then paid out equally over the following three years. If an NEO leaves prior to payment of any deferred bonus amount, such amounts are forfeited.

2019 MIP Metrics

The metrics and targets that the HRCC selected for 2019 tie directly to our operational and strategic goals. Under the MIP, determination of the payout level (if any) for each NEO award is based upon the achievement of a combination of Company performance metrics (weighted at 70%) and non-financial, strategic performance factors (weighted at 30%). For the latter, there is a combination of shared and individual objectives. The objectives and rationale for selecting the MIP performance metrics for the year ended December 31, 2019 and the relative weight of each metric were as follows:

Performance Metric	Rationale for Using Performance Metric	Weight
Adjusted Operating Income	Measures the ability of the Company to efficiently translate revenues to profits, which allows the Company to invest for the future and enhance stockholder returns.	40%
Net Revenues	Coupled with profitability (above), focuses the NEOs on growing the top line revenues of the Company while managing profitability.	20%

Growth in Revenues Beyond Executive Search	Aligns the NEOs to critical strategic objectives of diversifying the Company’s revenues.	10%

Non-Financial Strategic Goals	Measures achievement of critical strategic objectives, both shared and individual.	30%

TOTAL		100%

Payout amounts under the MIP were set for each metric based on “Minimum,” “Target” and “Maximum” performance levels and corresponding award levels based on the Company’s business plan and other operational and environmental factors, specifically: Adjusted Operating Income (as defined above under 2019 Year in Review), Net Revenues and Growth in Revenues Beyond Executive Search. “Target” performance is the level at which a participant will earn 100% of his or her target award. Depending upon the relationship of the Company’s actual financial performance and the individual’s annual evaluation, final payouts under the MIP may be as little as zero (at or below “Minimum” performance) and as high as 150% of Target (at “Maximum” performance). The HRCC has discretion to modify any payouts (upwards or downwards) under the MIP as appropriate to ensure plan objectives are met, taking into consideration a variety of Company specific or environmental factors. However, the HRCC did not exercise such discretion in 2019. These financial metrics were set taking into account the Company’s strategic initiatives, historical financial performance, internal budgeting for the relevant year, external guidance and expected market conditions.

Each NEO also had non-financial strategic goals that were reviewed and approved by the HRCC in early 2019, and were aimed at focusing each NEO’s attention in areas where he or she has the most potential for impacting the Company’s performance. Minimum, Target and Maximum Performance Levels for 2019, as well as the actual performance results for both Company performance metrics and non-financial strategic metrics, are set forth below:

	Adjusted Operating Income		Consolidated Net Revenue		Growth in Non-Search Revenues		Non-Financial Strategic Goals		Total

Performance Minimum Target Maximum	$55.8 million $69.7 million $80.2 million		$652.6 million $725.1 million $761.4 million		+5% +25% +30%

Target Weighting: % of Total Bonus		+		+		+		=

Actual Performance	$71 million (1)		$706.9 million		—		See below

Bonus Result	106.2% of Target; 106.2% x 40%:		87.4% of Target; 87.4% x 20%:		0% of Target; 0% x 10%:		125% of Target; 125% x 30%:

Results: All NEOs		+		+		+		=

(1)	For calculating Executive Compensation, Adjusted Operating Income includes adjustments for a one-time restructuring and for deferred compensation mark-to-market adjustments.

As discussed above, for 2019, 30% of MIP performance was contingent on achieving non-financial strategic goals specific to each NEO. These strategic goals, both shared and individual, were reviewed and approved by the HRCC in early 2019 and were aimed at focusing each NEO’s attention in areas where he or she has the most potential for impacting the Company’s performance.

In 2020, the HRCC reviewed each NEO’s achievements relative to their the non-financial strategic goals and, in its discretion, determined that such accomplishments resulted in a payout of 125% of target for each of the NEOs.

2019 Shared Objectives for all NEOs	2019 Accomplishments

Implement clear steps to improve and measure employee engagement.	Exceeded expectations.
Drive adoption of new client services tools and methodologies.	Exceeded expectations, with strong increase in utilization versus 2018 levels.

Krishnan Rajagopalan’s Individual Performance

2019 Goals	2019 Accomplishments

Succession planning.	Completed.
Innovation in operational model.	The Company announced the acquisition of 2GET, a partnership with BTG and the creation of the Director’s Institute.

Michael Cullen’s Individual Performance

2019 Goals	2019 Accomplishments

Implement structure changes to drive further productivity.	Completed.
Implement initiatives to improve client service.	Completed.

Mark Harris’ Individual Performance

2019 Goals	2019 Accomplishments

Ensure appropriate financial metrics being tracked.	Completed.
Implement enhanced financial reporting and budgeting tools.	Completed.

Kamau Coar’s Individual Performance

2019 Goals	2019 Accomplishments

Implement processes to reduce risk.	Completed.
Implement global employee handbooks.	Completed.

Sarah Payne’s Individual Performance

2019 Goals	2019 Accomplishments

Implement structure changes to drive further productivity.	Completed.
Implement improved learning capabilities.	Completed.

Finally, the table below details the resulting payout under the MIP compared to target for each of our NEOs:

Long-Term Incentives

Long-term incentives (“LTIs”) are the vehicle through which NEOs are awarded the Company’s common stock for continued service and for achieving specific performance goals over a three-year period. These awards vest three years from the grant date. LTIs are designed to focus the NEOs and the Company on the strategic goals necessary to increase stockholder value and further position the Company to succeed in a changing environment.

The 2019-2021 LTI award targets are based on the HRCC’s review of publicly disclosed data for the Company’s applicable peer group for each NEO position and internal pay equity considerations, as well as the CEO’s recommendations and a review of individual performance and potential.

LTI awards issued to the NEOs in 2019 consist of:

Performance Stock Units (“PSUs”)	Restricted Stock Units (“RSUs”)

PSU awards are based on performance over a three-year period, which provides greater focus on sustained long-term results. Each PSU represents a right to receive one share of the Company’s Common Stock upon vesting.

RSUs are service-based and vest in three equal installments (specifically, on the first, second and third anniversaries of the date of grant). Each RSU represents a right to receive one share of the Company’s Common Stock upon vesting.

When issuing LTI awards, the Company calculates the number of RSUs and PSUs awarded to the NEOs by dividing the total dollar value of the LTI award by the closing price of the Company’s Common Stock on the grant date (usually in March of the grant year). All outstanding RSUs and PSUs are credited with dividend equivalents that are payable in cash when and if the related units vest. The primary purpose of crediting dividend equivalents on LTI awards is to align the participant with the value of being a stockholder over the course of the vesting period, but only to the extent the award vests.

For the 2019-2021 LTI, PSU awards will use two equally-weighted financial metrics, based on a graduated scale of payout ranging from 0% to 200% of target, depending on Company performance as set forth below. The 2019 – 2021 PSU awards reflect a new design approved by the HRCC in late 2018, as a means of better aligning their issuance with stockholder interests and the Board-approved long-term strategy for the Company. The redesign includes the adoption of two new financial metrics for PSU awards: three-year Adjusted Operating Margin (“AOM”) (as defined above in 2019 Year in Review) and three-year Relative Total Shareholder Return (“R-TSR”). The target AOM is established by the HRCC at the beginning of the three-year PSU performance period. The peer group for the new and enhanced R-TSR metric will be the S&P Human Resources and Employment Services Index. The Company and the HRCC made these changes to more closely align operating results and executive performance. Adopting a metric based on operating margin for PSU awards is designed to increase the accountability of the NEOs for profitable revenue. The new performance metrics are intended to focus the NEOs and the Company on the strategic goals necessary to increase stockholder value and further position the Company to succeed in a changing environment.

3-year Adjusted Operating Margin (50% Weighting)		3-year Relative Total Shareholder Return (50% Weighting)
% of Target Performance	Percentage of Target PSUs Vesting	Percentile Ranking	Percentage of Target PSUs Vesting
150%	200%	75th	200%
100%	100%	50th	100%
50%	50%	25th	50%
<50%	0%	<25th	0%

The PSUs will vest if and to the extent the Company’s AOM and R-TSR exceed certain levels established by the HRCC at the beginning of the three-year PSU performance period. The peer group for the new R-TSR metric will be the S&P Human Resources and Employment Services Index.

In March 2019, LTI awards were issued to Messrs. Rajagopalan, Harris, Cullen, Coar and Ms. Payne, with 50% of the value issued as PSUs and 50% of the value issued as RSUs. Messrs. Rajagopalan’s, Harris’s, and Cullen’s LTI awards were granted above the target amounts at the HRCC’s discretion to reflect the strong results of the Company in 2018, their individual performance and their relative market position. See the 2019 Grants of Plan-Based Awards Table on page 46 for more details on the equity grants that the HRCC approved. The following is a summary of the LTI awards issued in 2019:

NEO	PSUs (Target)	RSUs	Award Value(1)
Award Date	3/8/2019	3/8/2019
Award Price	$40.77	$40.77
Krishnan Rajagopalan	23,455	23,455	$1,912,521
Mark Harris	9,198	9,198	$750,005
Michael Cullen	9,964	9,964	$812,465
Kamau Coar	2,529	2,529	$206,215
Sarah Payne	2,529	2,529	$206,215

(1)	Value based upon number of RSUs and PSUs (at target) awarded multiplied by the closing share price on the date of the award.

2018-2020 LTI Awards. The 2018-2020 PSUs and RSUs issued to Messrs. Rajagopalan, Harris and Coar are subject to target goals for the Company’s average operating income over the period from 2018 through 2020 and will be paid in 2021. Mr. Cullen and Ms. Payne were not NEOs at the time the 2018-2020 LTI awards were granted.

2017-2019 PSU Awards. For the 2017-2019 PSUs, the HRCC established operating income goals each year as the objective for the PSU award. After the end of the three-year period, the target number of PSUs is adjusted based on the average operating income (expressed as a percentage of the Company’s target operating income goals) for each annual performance period as follows:

Adjusted Operating Performance (in millions)	2017	2018	2019	3-year Average

Adjusted Operating Income	$41.37	$68.86	$71.00

Adjusted Operating Income Target	$43.80	$50.20	$69.70

Performance as a % of Target	94.5%	137.2%	101.9%	111.2%

Utilizing the average percentage of operating income performance, the PSU vesting percentage was determined:

Average Percentage of Operating Income Goals Achieved	Percentage of Target PSUs Vesting

125% or More	200% (Maximum)

100%	100% (Target)

75%	50% (Threshold)

Less than 75%	0%

Actual: 111.2%	Vesting Result: 144.63%

The PSUs issued to Mr. Rajagopalan in 2017 vested in 2020 as follows:

Name	Target PSUs	Percentage Vesting	PSUs Vesting

Krishnan Rajagopalan	6,687	144.63%	9,671

Messrs. Cullen, Harris and Coar and Ms. Payne were not NEOs at the time the 2017-2019 LTI awards were issued.

Mr. Rajagopalan’s Performance-Vesting Restricted Stock Units. The Company granted Mr. Rajagopalan a target number of 48,193 performance-vesting restricted stock units (“PRSUs”) with a grant date fair value of $1 million in connection with his appointment as CEO in 2017. The PRSUs are eligible to time-vest ratably over three years, subject to the achievement of transformation performance objectives and metrics determined by the Board. The goals set for Mr. Rajagopalan by the Board for the performance year 2019 included strategic growth, operating efficiency and organization development. Within each of these goals are objectives utilized to assess the achievement. Strategic growth includes (i) achieving scale in Heidrick Consulting; (ii) improving Search profitability; and (iii) improving cross portfolio business development. Operating efficiency includes (i) improving G&A efficiencies; (ii) improving average Partner productivity in each of Search and Consulting; and (iii) operating margin improvements. Within organization development are (i) improving gender diversity in operational and executive management; and (ii) consultant retention. In February 2020, the Board determined that Mr. Rajagopalan had met these goals, and on March 26, 2020 16,064 PRSUs vested, which represented the second of three tranches of his award.

Other Compensation Policies and Information

Stock Ownership Guidelines

To enhance the alignment of NEOs’ interests with those of stockholders, the Company maintains stock ownership guidelines. Each new NEO has five years from the date he or she first becomes subject to the guidelines to achieve a stock ownership level equal to a multiple of base salary. The CEO is required to own five times his or her annual base salary in Company common stock within five years of appointment to the role, and all other NEOs are required to own two times their annual base salary in Company common stock within five years of appointment to their roles.

Hedging and Pledging Policy

Since 2013, the Company has had policies prohibiting hedging or pledging of stock. Pursuant to our Insider Trading Policy, our officers, directors, and employees shall not hold Heidrick securities in a margin account, pledge Heidrick securities as collateral for a loan, purchase financial instruments or otherwise engage in transactions that either hedge or offset any decrease in value of Heidrick securities. The full text of our Insider Trading Policy, which includes details on our restrictions on hedging and pledging of Heidrick securities can be located on our website at: https://heidrick.com/Who-We-Are/Our-Leadership.

Clawback Policy

In 2018, the Company adopted its Clawback Policy whereby the Company will seek the recoupment of any annual incentive payment or long-term incentive payment or equity award given to any incentive plan participant awarded by the Company during the three-year period preceding in the event of a restatement or correction of our financial statements or where the Board determines that an incentive plan participant engaged in intentional misconduct that caused or contributed to the need for restatement or correction of our financial statements. Our Clawback Policy requires reimbursement to the extent permitted by governing law and any employment arrangements entered into prior to the adoption of the Clawback Policy, among other requirements. The full text of our Clawback Policy can be found at www.heidrick.com/Who-We-Are/Our-Leadership.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the federal income tax deduction for annual individual compensation to $1 million for the NEOs. In the past, Section 162(m)’s deduction limit included an exception for “performance-based” compensation. This exception for “performance-based” compensation was eliminated in 2018, subject to a transition rule for certain written binding contracts in effect on November 2, 2017 and not materially modified after that date.

The Company historically structured certain awards under its compensation programs so that they might comply with the “performance-based” compensation exception. However, because of the continued development of the application and interpretation of Section 162(m) and the regulations issued thereunder, the Company cannot guarantee that the compensation intended to satisfy the requirements for deductibility under Section 162(m), as in effect prior to 2018, would or will in fact be deductible. Although tax deductibility is one of many factors the Company considers when determining executive compensation, the Company believes that the tax deduction limitation should not compromise its ability to design and maintain executive compensation arrangements that will attract and retain executive talent to compete successfully.

Perquisites and Other Personal Benefits

Heidrick provides its NEOs with the same benefits that are provided to all employees generally, including medical, dental and vision benefits, group term life insurance and participation in a 401(k) plan. The NEOs are also reimbursed for expenses incurred for an annual physical examination, for financial planning services (maximum reimbursement for financial planning is $1,080 per year, or $3,150 if expenses are incurred for the first time), and approved business club memberships.

Other Executive Compensation Arrangements

The Company has adopted other executive compensation arrangements, including employment agreements, a Change in Control Severance Plan designed to retain executives in a period of uncertainty and a Management Severance Pay Plan designed to provide financial assistance to executives following termination of employment. The material terms and conditions of these plans are described in the “Potential Payments Upon Termination or a Change in Control” section below.

Employment Agreements

Each of our NEOs have entered into an employment agreement with the Company, which contains general employment terms (including base salary and eligibility to participate in various incentive and benefit plans) and customary restrictive covenants in favor of the Company. These restrictive covenants contain non-competition and non-solicitation restrictions for a period of 12 months after certain terminations of employment. Severance protection for our Executive Officers is generally covered by our Management Severance Pay Plan and our Change in Control Severance Plan (described below) instead of by their employment agreements. However, our Chief Executive Officer’s employment agreement does provide for the following enhanced benefits: (i) if he is entitled to receive severance payments under the Management Severance Pay Plan, he will also be entitled to a pro-rata bonus for the year of termination and (ii) he will receive the benefits described in the Management Severance Pay Plan upon his resignation of employment for Good Reason (as defined in his employment agreement) instead of only upon a termination by the Company without Cause.

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

Summary Compensation Table

The table below summarizes the total direct compensation paid or earned by each of the NEOs for the last three fiscal years, and only reflects information for those years in which the NEO was determined to be an NEO of the Company.

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total ($)
Krishnan Rajagopalan	2019	850,000		2,197,147	—	1,243,125	16,800	4,307,072
Chief Executive Officer	2018	850,000	—	1,275,013	—	1,912,500	16,500	4,054,013
& President	2017	750,000	—	1,324,993	—	1,365,359	16,200	3,456,552
Mark Harris	2019	450,000	—	861,622	—	438,750	16,800	1,767,172
Chief Financial Officer	2018	412,500	125,000	599,993	—	618,750	102,978	1,859,221
Michael Cullen	2019	650,000	—	933,377	—	633,750	16,800	2,233,927
Chief Operating Officer
Kamau Coar	2019	275,000	—	236,904	—	201,094	16,800	729,798
General Counsel and	2018	255,133	—	182,006	—	191,350	16,500	644,989
Corporate Secretary
Sarah Payne	2019	275,000	—	236,904	—	201,094	15,125	728,123
Chief Human
Resources Officer

(1)

Amounts reflect base salary paid in the year pursuant to employment agreements. Mr. Cullen and Ms. Payne became NEOs in 2019. On January 1, 2019 Mr. Coar’s salary was increased from $260,000 to $275,000.

(2)

Amounts reflect annual LTI awards granted under the GlobalShare Plan in a combination of PSUs and RSUs. The grant date fair value of RSUs and PSUs was calculated in accordance with ASC Topic 718. The fair values of the RSUs were based on the closing price of the common stock on the grant date ($40.77). The PSUs are earned based 50% upon the Adjusted Operating Income of the Company and 50% based upon the total shareholder return performance of the Company relative to a peer group. The fair value of the awards based on total shareholder return was determined using the Monte-Carlo simulation model. A Monte Carlo simulation model uses stock price volatility and other variables to estimate the probability of satisfying the performance conditions and the resulting fair value of the award. The grant date fair value of the PSUs is $52.91. The grant date fair value of the PSU awards assuming achievement of maximum performance would be: Mr. Rajagopalan – $2,481,774; Mr. Harris – $973,240; Mr. Cullen – $1,054,291; Mr. Coar – $267,593 and Ms. Payne – $267,593.

(3)

The Non-Equity Incentive Plan Compensation amounts in this column reflect our annual Short-Term Incentive MIP awards for 2019. The performance goals were established by the HRCC at the beginning of 2019, final evaluation of those performance goals was determined on February 5, 2020, and awards were paid in March 2020. With respect to each award, 85% was paid in full March 2019 and the remaining 15% was mandatorily deferred and will be paid in cash ratably over three years. These awards are discussed in further detail on page 35.

(4)

The amounts reported in the All Other Compensation column for 2019 include a 401(k) employer matching contribution of $16,800 for Messrs. Rajagopalan, Harris, Cullen and Coar and $15,125 for Ms. Payne. In addition, the Company made 401(k) matching contributions for the following NEOs in the following amounts for 2018 and 2017, respectively: Messrs. Rajagopalan, Harris and Coar: $16,500 (2018) and Mr. Rajagopalan: $16,200 (2017). These 401(k) employer matching contributions for 2018 and 2017 were inadvertently omitted from the Summary Compensation Table amounts disclosed for such prior fiscal years but have been revised (along with the corresponding total compensation amounts) in this 2019 Summary Compensation Table. For Mr. Harris, 2018 also includes $86,478 related to relocation expenses in connection with his joining the Company.

2019 Grants of Plan-Based Awards Table

The table below sets forth certain information with respect to awards that were granted during the fiscal year ended December 31, 2019 for each NEO.

Name & Principal Position	Grant Date		Date of HRCC Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (6)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Krishnan Rajagopalan		(1)	2/6/19	637,500	1,275,000	1,912,500	—	—	—	—	—	—	0
Chief Executive	3/8/19	(2)	2/6/19	—	—	—	—	—	—	23,455	—	—	956,260
Officer & President	3/8/19	(2)	2/6/19	—	—	—	11,728	23,455	46,910		—	—	1,240,887
Mark Harris		(1)	2/6/19	225,000	450,000	675,000		—	—	—	—	—	0
Chief Financial Officer	3/8/19	(2)	2/6/19	—	—	—	—	—	—	9,198	—	—	375,002
	3/8/19	(2)	2/6/19	—	—	—	4,599	9,198	18,396	—	—	—	486,620
Michael Cullen		(1)	2/6/19	325,000	650,000	975,000	—	—	—	—	—	—	0
Chief Operating	3/8/19	(2)	2/6/19	—	—	—	—	—	—	9,964	—	—	406,232
Officer	3/8/19	(2)	2/6/19	—	—	—	4,982	9,964	19,928	—	—	—	527,145
Kamau Coar		(1)	2/6/19	103,125	206,250	232,031	—	—	—	—	—	—	0
General Counsel and	3/8/19	(2)	2/6/19	—	—	—	—	—	—	2,529	—	—	103,107
Corporate Secretary	3/8/19	(2)	2/6/19	—	—	—	1,265	2,529	5,058	—	—	—	133,797
Sarah Payne		(1)	2/6/19	103,125	206,250	232,031	—	—	—	—	—	—	0
Chief Human	3/8/19	(2)	2/6/19	—	—	—	—	—	—	2,529	—	—	103,107
Resources Officer	3/8/19	(2)	2/6/19	—	—	—	1,265	2,529	5,058	—	—	—	133,797

(1)	The amounts in this row reflect (i) a Non-Equity Incentive Plan Award representing our annual Short-Term Incentive MIP awards for 2019 as established by the HRCC at the beginning of 2019.
(2)

The amounts in this row include awards granted on March 8, 2019 consisting of: (i) an Equity Incentive Plan Award representing an annual LTI PSU award issued under the GlobalShare Plan that will vest (if at all) after a three-year performance period; and (ii) an All Other Stock Award representing an annual LTI RSU award under our GlobalShare Plan that will vest in three equal installments on each grant date anniversary subject to continued employment with the Company.

(3)

With respect to our Non-Equity Incentive Plan Awards representing our annual Short-Term Incentive MIP awards, the performance goals were established by the HRCC in early 2019, the final evaluation of those performance goals was determined on February 5, 2020 and the initial payments for those awards were made in March 2020. The amounts in the table reflect the range of potential MIP award payouts which may be as little as zero and as high as 150% of target. The amounts actually paid under the MIP for 2019 appear in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 45.

(4)

With respect to our Equity Incentive Plan Awards representing our annual LTI PSU award issued under the GlobalShare Plan, the awards are target-based equity grants that vest three years from the grant date, and are subject to the achievement of certain performance measures. The PSUs are stated at their target number of shares. Upon vesting, the recipients will receive anywhere from 0% to 200% of the target number of shares based on actual company performance over the performance period. The unvested PSUs are credited with dividend equivalents which are payable in cash to the extent the shares subject to the PSUs vest.

(5)

With respect to our All Other Stock Awards representing our annual LTI RSU award issued under the GlobalShare Plan, the awards are service-based equity awards that vest in three equal installments on the first, second and third anniversaries of the date of grant, generally subject to the executive’s continued employment with the Company. All unvested RSUs are credited with dividend equivalents which are payable in cash to the extent the shares subject to the RSUs vest.

(6)

Reflects the grant date fair value of RSUs and PSUs calculated in accordance with ASC Topic 718. The grant date fair value of RSUs and PSUs was calculated in accordance with ASC Topic 718. The fair values of the RSUs were based on the closing price of the Common Stock on the grant date ($40.77). The PSUs are earned based 50% upon the Adjusted Operating Income of the Company and 50% based upon the total shareholder return performance of the Company relative to a peer group. The fair value of the awards based on total shareholder return was determined using the Monte-Carlo simulation model. A Monte Carlo simulation model uses stock price volatility and other variables to estimate the probability of satisfying the performance conditions and the resulting fair value of the award.

2019 Outstanding Equity Awards at Fiscal Year End Table

The table below includes certain information with respect to RSUs and PSUs previously awarded under our Second Amended and Restated Heidrick & Struggles 2012 GlobalShare Plan (the “GlobalShare Plan”) to the NEOs that were outstanding as of December 31, 2019. The market value of each award was determined using our closing stock price on December 31, 2019 (the last trading day of 2019), of $32.50. No stock options were outstanding as of December 31, 2019.

Name & Principal Position	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (1)
Krishnan Rajagopalan	2,229	(2)	72,443	9,671	(5)	314,308
Chief Executive	13,958	(3)	453,635	42,080	(6)	1,367,600
Officer & President	23,455	(4)	762,288	46,910	(7)	1,524,575
				32,129	(8)	1,044,192
Mark Harris	6,568	(3)	213,460	19,802	(6)	643,565
Chief Financial Officer	9,198	(4)	298,935	18,396	(7)	597,870
Michael Cullen	4,116	(2)	133,770	16,420	(6)	533,650
Chief Operating	8,758	(3)	284,635	19,928	(7)	647,660
Officer	9,964	(4)	323,830
Kamau Coar	892	(2)	28,990	6,006	(6)	195,195
General Counsel	1,993	(3)	64,773	5,058	(7)	164,385
and Corporate Secretary	2,529	(4)	82,193
Sarah Payne	1,262	(2)	41,015	5,058	(7)	164,385
Chief Human	2,075	(3)	67,438
Resources Officer	2,529	(4)	82,193

(1)	The market value of the stock awards and equity incentive plan awards was determined using our closing stock price on December 31, 2019: $32.50.
(2)	Consists of RSUs granted on March 9, 2017. The remaining RSUs vest on March 9, 2020.
(3)	Consists of RSUs granted on March 9, 2018. The remaining RSUs vest one-half each on March 9, 2020 and March 9, 2021.
(4)	Consists of RSUs granted on March 8, 2019. The remaining RSUs vest ratably on March 8, 2020, March 8, 2021, and March 8, 2022.
(5)

Consists of the unvested portion of PSUs granted on March 9, 2017, which are performance-based equity grants that vest three years from the grant date, and are subject to the achievement of certain performance measures. The PSUs vested on March 9, 2020 at 144.63% of target as per the terms of the PSU program.

(6)

Consists of the unvested portion of PSUs granted on March 9, 2018, which are performance-based equity grants that vest three years from the grant date, and are subject to the achievement of certain performance measures. The number of shares that vest will range from 0% to 200% of target based on actual company performance over the performance period. In accordance with SEC Rules, the value is calculated at 200% of target based upon performance to date, which has trended above target.

(7)

Consists of the unvested portion of PSUs granted on March 28, 2019, which are performance-based equity grants that vest three years from the grant date, and are subject to the achievement of certain performance measures. The number of shares that vest will range from 0% to 200% of target based on actual company performance over the performance period. In accordance with SEC Rules, the value is calculated at 200% of target based upon performance to date, which has trended above target.

(8)

Consists of the unvested portion of PRSUs, which were awarded on September 28, 2017, as per the terms of Mr. Rajagopalan’s employment agreement. The award will vest based upon goals established and approved by the HRCC.

2019 Option Exercises and Stock Vested Table

The table below includes certain information with respect to the vesting of RSUs and PSUs for the NEOs during the fiscal year ended December 31, 2019. There are no outstanding stock options for our NEOs. The Company has not issued stock options since September 2008. The options granted in September 2008 had a ten-year term and have expired.

	Stock Awards
Name & Principal Position	# of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Krishnan Rajagopalan	68,208	2,814,468
Chief Executive Officer & President
Mark Harris	3,284	137,271
Chief Financial Officer
Michael Cullen	8,493	355,007
Chief Operating Officer
Kamau Coar	2,773	115,911
General Counsel and Corporate Secretary
Sarah Payne	3,198	133,676
Chief Human Resources Officer

(1)

The amounts reflect the number of units converted into common shares on a one-for-one basis from grants issued as follows: Mr. Rajagopalan: RSUs issued in 2016, 2017, and 2018, PSUs issued in 2016, and PRSUs issued in 2017; Mr. Harris: RSUs issued in 2018; Mr. Cullen: RSUs issued in 2017 and 2018; Mr. Coar and Ms. Payne: RSUs issued in 2016, 2017, and 2018. In connection with the vesting of shares in this column, related dividend equivalents were paid to each Executive Officer of $82,646 to Mr. Rajagopalan; $1,773 to Mr. Harris, $6,726 to Mr. Cullen, $2,882 to Mr. Coar, and $3,318 to Ms. Payne.

(2)

The amounts reflect the pre-tax value of the number of RSUs and PSUs vesting multiplied by the closing market price of our stock on the date of vesting. In those cases where the date of vesting falls on a weekend or holiday, the closing market price of the stock on the next business day is used.

Pension Benefits

Pension benefits are not provided to any of the NEOs.

Nonqualified Deferred Compensation

Pursuant to Heidrick’s U.S. Employee Deferred Compensation Plan (the “EDC Plan”), each NEO (based in the U.S. only) may defer up to 25% of his or her base salary and up to 25% of his or her cash incentive compensation not to exceed $500,000 per year. The purpose of the EDC Plan is to facilitate future wealth creation and individual financial planning by deferring payments earned today to the future.

A participant completes an election form at the time he or she enrolls in the EDC Plan and chooses from investment funds offered by the EDC Plan Administrator. The Company does not contribute to the amount deferred nor does it provide above market rates on the investment funds. The Administrator calculates the earnings for the funds selected for each participant’s account. A participant makes distribution elections on the enrollment form and can elect to receive his or her distributions on either a date specified in the future (as long as it is at least three years from the effective date that contributions begin) or upon termination. A participant can also elect to receive his or her distributions in either a lump sum or in installments (over five, ten or fifteen years) paid quarterly on a declining balance approach.

In 2019, the only NEO who participated in, or had an account balance under, the EDC Plan was Mr. Cullen.

	Nonqualified Deferred Compensation for 2019
Name & Principal Position	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Michael Cullen	0	0	325,079	0	1,480,921
Chief Operating Officer

(1)	Aggregate earnings were not included in the Summary Compensation Table. There are no above-market or preferential earnings provided.

Potential Payments Upon Termination or a Change in Control

Heidrick provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment following a change in control of the Company. Certain benefits are in addition to the benefits to which the employee would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, equity-based awards that are vested as of the date of termination, and the right to continued medical coverage pursuant to COBRA). These incremental benefits as they pertain to the NEOs are described below.

Change in Control Severance Plan (“CIC Plan”)

All NEOs are participants under the CIC Plan. The CIC Plan provides severance benefits to the executive if he or she is terminated by the Company without “Cause,” or if the executive terminates his or her employment with us for “Good Reason,” within two years of a “Change in Control” of the Company (or within six months prior to a Change in Control of the Company if such termination is effected prior to, but in anticipation of, the Change in Control). The following benefits are to be provided under the CIC Plan to a participant upon a qualifying termination of employment:

•	Salary and other compensation earned but not paid as of the termination date, including any unpaid bonus and earned but unused vacation time.

•	A prorated bonus payment equal to the participant’s annual target bonus under the MIP as of the date immediately prior to the Change in Control (the “bonus amount”).

•	A lump sum payment equal to the sum of the participant’s base salary (the highest annual rate during the preceding 12 months) and annual target bonus amount multiplied by a factor of:

•	2.5 for the CEO.

•	2.0 for all other NEOs.

•

Double trigger accelerated vesting of unvested stock awards (PSUs vest at the number that would be achieved based on performance as of the date of the Change of Control) after a Change in Control if the CIC Plan participant’s employment is terminated for certain reasons within the two-year period beginning on the date of a Change in Control.

•	Continuation of health, dental and/or vision benefits for up to one year at no additional cost to the participant with the same terms in effect immediately prior to the termination date.

•	Reimbursement of reasonable legal fees incurred by the participant in enforcing in good faith his or her rights under the CIC Plan (unless the participant was terminated for Cause).

•

The CIC Plan does not provide an excise tax gross-up, but instead permits all participants to either elect to have their parachute payments reduced to ensure no excise tax liability or to receive the full amount of parachute payments and be responsible for paying all related excise taxes, interest and penalties.

The CIC Plan contains restrictive covenants that prohibit the participant, for a period of time, from working on the accounts of certain clients, with respect to which he or she had significant involvement, providing services to competitors, or soliciting or hiring employees or employee candidates of the Company. In order to receive benefits under the CIC Plan, the participant must waive his or her right to receive any severance benefits he or she is entitled to receive under any other Company severance plan or employment agreement to which we are a party.

For purposes of the CIC Plan:

•

“Cause” means the executive’s (i) willful and continued failure to substantially perform his or her duties that is not cured after notice from us (other than a failure due to a physical or mental condition), or (ii) willful misconduct that is materially injurious to us.

•

“Good Reason” means the occurrence of one of the following events without the executive’s written consent: (i) the assignment to the executive of duties inconsistent with, or a reduction in his or her responsibilities or functions associated with, his or her position immediately prior to the change in control; (ii) a reduction in the executive’s base salary or any failure to pay the executive any compensation within seven days of the due date for such payment; (iii) a change by 50 miles or more of the executive’s principal work location; (iv) a substantial change in the executive’s required business travel; (v) our failure to continue substantially similar benefits under our welfare and fringe benefit plans, taking any action that adversely affects or reduces the executive’s benefits under such plans, or our failure to provide the executive with his or her accrued vacation days in accordance with our policy in effect immediately prior to the change in control; (vi) the failure to provide the executive with the bonus and long term incentive opportunity available immediately prior to the change in control; (vii) a material increase in the executive’s working hours; or (viii) the failure of any successor to the Company to assume the obligations under the CIC Plan.

•

“Change in Control” means (i) a person’s acquisition of more than 30% of the voting power of our outstanding securities; (ii) during any 24 month period, the incumbent board members, and generally any new directors elected by at least 2/3 of the incumbent or previously approved board members, cease to constitute a majority of the board; (iii) a merger or consolidation of the Company (other than a merger or consolidation that (A) results in our outstanding voting securities continuing to represent more than 66 2/3% of the combined voting power of the outstanding securities immediately after the transaction, or (B) after which no person holds 30% or more of the combined voting power of the outstanding securities immediately after the transaction); (iv) a complete liquidation, or a sale of substantially all of the assets, of the Company; or (v) any other event that the Board determines to be a change in control. A change in control does not include any of the above events if after such event we cease to be subject to Section 13 or 15(d) of the Securities Exchange Act and no more than 50% of the outstanding stock is owned by any entity subject to such requirements, or our Executive Officers own 25% or more of the then outstanding common stock or 25% or more of the combined voting power of the outstanding voting securities.

Management Severance Pay Plan (the “Severance Plan”)

The Severance Plan provides severance benefits to select employees. Benefits are available if an employee is terminated without Cause as defined in the Severance Plan (and, in the case of Mr. Rajagopalan, upon his resignation for Good Reason per the terms of and as defined in his employment agreement). Benefits are not available if the termination is for Cause or due to voluntary resignation, leave of absence, retirement, death or disability. If the termination is due to the employee’s transfer to an unaffiliated business, the sale of the stock or assets of the Company or the outsourcing of a division, department, business unit or function, severance benefits will be provided only if the employee has not been offered employment with the successor entity. An employee’s receipt of severance benefits is conditioned on his or her execution of a release. The severance benefit payable to a participant is equal to the sum of the participant’s base salary rate in effect on the date of termination and target bonus amount multiplied by a factor of:

•	2.0 for the CEO;

•	1.5 for other NEOs.

As per the terms of his employment agreement and consistent with the Company’s discretion to award the same under the Severance Plan, Mr. Rajagopalan is also entitled to receive a pro-rata annual bonus for the year during which his employment is terminated. The severance benefits will be paid to the participant in equal installments over the severance period in accordance with applicable payroll procedures, beginning no later than 30 days after the participant delivers an executed release. Until the earliest of one year following the participant’s termination of employment, the end of the applicable severance period, or the date on which the participant becomes employed and covered under another employer’s benefit plan, Heidrick shall maintain and pay the full cost of the participant’s health benefits. Finally, the Severance Plan includes six-month non-solicitation and non-compete provisions that apply to the extent the participant is not already subject to such restrictions pursuant to another agreement with us.

Bonus, RSU, PSU and Bonus Cash Deferral Retirement Policy (“Retirement Policy”)

Under the Retirement Policy that was in effect during 2019, an employee was eligible for retirement if all three of the following criteria were met:

•	Age 55 or older on the date of retirement, provided they are age 50 or older as of March 23, 2018, or alternatively age 62 on the date of retirement;

•	Combined age and years of service add up to at least 70 on the date of retirement; and

•	Notification of the intent to retire is made no later than October 15th of the year before the year of actual retirement.

The Company’s Retirement Policy allows for the continued vesting of RSUs, PSUs, and bonus cash deferrals, and the payment of the annual incentive, if any, that would have been payable in the year of retirement even if the employee retires prior to the actual date of payment. For PSUs granted after March 23, 2018, an employee is eligible to receive continued vesting of the PSUs, subject to performance, prorated based on the percentage of the three-year performance period worked. The award will be forfeited for those with greater than two years remaining in the vesting period and prorated for all others. Restrictive covenants will extend to the end of the vesting period for all equity awards upon retirement.

Mr. Rajagopalan was eligible for retirement under the Retirement Policy as of December 31, 2019.

Contingent Payments

The tables below show the additional benefits and payments to be made to each of our NEOs in the event of a termination by the Company without cause, resignation by the executive for good reason (applicable only to Mr. Rajagopalan), termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2019. The tables assume the exercise of discretion under the Severance Plan to pay out bonus amounts in respect of the year of termination.

Krishnan Rajagopalan

	Involuntary Termination Without Cause ($) (1)	Resignation for Good Reason	Death or Long-Term Disability ($)	Termination Following a Change in Control ($) (2)
Base Salary	1,700,000	1,700,000	—	2,125,000
Management Bonus	2,550,000	2,550,000	—	3,187,500
Prorated Bonus	1,275,000	1,275,000	—	1,275,000
Continued Health Coverage (3)	27,278	27,278	—	21,515
Vesting of Unexercisable Stock Options	—	—	—	—
Vesting of Outstanding RSUs and PSUs (4)	—	—	3,995,973	3,995,973
Vesting of Deferred Bonus	—	—	474,111	474,111

Total	5,552,278	5,552,278	4,470,084	11,079,099

Michael Cullen

	Involuntary Termination Without Cause ($) (1)	Death or Long-Term Disability ($)	Termination Following a Change in Control ($) (2)
Base Salary	975,000	—	1,300,000
Management Bonus	975,000	—	1,300,000
Prorated Bonus	—	—	650,000
Discretionary Severance Bonus	650,000	—	—
Continued Health Coverage (3)	23,305	—	16,142
Vesting of Unexercisable Stock Options	—	—	—
Vesting of Outstanding RSUs and PSUs (4)	—	1,332,890	1,332,890
Vesting of Deferred Bonus	—	312,448	312,448

Total	2,623,305	1,645,338	4,911,480

Mark Harris

	Involuntary Termination Without Cause ($) (1)	Death or Long-Term Disability ($)	Termination Following a Change in Control ($) (2)
Base Salary	675,000	—	900,000
Management Bonus	675,000	—	900,000
Prorated Bonus	—	—	450,000
Discretionary Severance Bonus	450,000	—	—
Continued Health Coverage (3)	31,245	—	22,832
Vesting of Unexercisable Stock Options	—	—	—
Vesting of Outstanding RSUs and PSUs (4)	—	1,133,113	1,133,113
Vesting of Deferred Bonus	—	92,812	92,812

Total	1,831,245	1,225,925	3,498,757

Kamau Coar

	Involuntary Termination Without Cause ($) (1)	Death or Long-Term Disability ($)	Termination Following a Change in Control ($) (2)
Base Salary	412,500	—	550,000
Management Bonus	309,375	—	412,500
Prorated Bonus	—	—	206,250
Discretionary Severance Bonus	206,250	—	—
Continued Health Coverage (3)	31,245	—	22,832
Vesting of Unexercisable Stock Options	—	—	—
Vesting of Outstanding RSUs and PSUs (4)	—	355,745	355,745
Vesting of Deferred Bonus	—	28,702	28,702

Total	959,370	384,447	1,576,029

Sarah Payne

	Involuntary Termination Without Cause ($) (1)	Death or Long-Term Disability ($)	Termination Following a Change in Control ($) (2)
Base Salary	412,500	—	550,000
Management Bonus	309,375	—	412,500
Prorated Bonus			206,250
Discretionary Severance Bonus	206,250	—	—
Continued Health Coverage (3)	31,245	—	22,832
Vesting of Unexercisable Stock Options	—	—	—
Vesting of Outstanding RSUs and PSUs (4)	—	272,838	272,838
Vesting of Deferred Bonus	—	—	—

Total	959,370	272,838	1,464,420

(1)	Reflects amounts payable under the Severance Plan.
(2)	As per the terms of the CIC Plan and the GlobalShare Plan.
(3)

Under the Severance Plan, the costs of continuation of coverage are fully covered by the Company. Reflects both the individual and the Company-paid premiums for such coverage. Under the CIC Plan, the Company and the Participant share the costs of the continuation of such coverage.

(4)	As per the terms of the GlobalShare Plan. Values calculated using the closing stock price on December 31, 2019 of $32.50.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of its employees and the annual total compensation of Mr. Krishnan Rajagopalan, President and CEO.

For our 2019 fiscal year:

•	the annual total compensation of the median employee (defined below) was $109,451; and

•	the annual total compensation of the CEO was $4,307,072, which is the same amount reported for 2019 as total compensation in the Summary Compensation Table.

Based on this information, for 2019, the ratio of the annual total compensation of Mr. Rajagopalan, the Chief Executive Officer, to the median of the annual total compensation of all employees (the individual with such median compensation, the “median employee”) was estimated to be 39:1.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll and employment records and the method described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allows companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices.

The Company re-identified the median employee in 2019 by examining the 2019 compensation for all individuals, excluding the CEO, who were employed by the Company on December 31, 2019, the last day of the payroll year. For this purpose, compensation included base salary, cash bonus, overtime wages, and long-term incentives awarded in 2019. The Company included all employees, whether employed on a full-time or part-time basis. The Company annualized the base compensation for full-time employees that were not employed by the Company for all of 2019.

The Company calculated the median employee’s total annual compensation using the same methodology it uses for its NEOs as set forth in the 2019 Summary Compensation Table in this Proxy Statement.

Report of the HRCC

The HRCC has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with Management and, based on such review and discussion, the HRCC recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and this Proxy Statement.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Clare M. Chapman, Chair

Elizabeth L. Axelrod

T. Willem Mesdag

AUDIT MATTERS

AUDIT & FINANCE COMMITTEE REPORT

The AFC is responsible for providing general oversight of the Company’s financial accounting and reporting processes, selection of critical accounting policies, and the Company’s system of internal controls.

The AFC is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm, RSM US LLP (“RSM”); approves the engagement letter describing the scope of the annual audit; approves fees for audit and non-audit services; provides an open avenue of communication among the independent registered public accounting firm, the risk and Internal Audit functions, Management and the Board; and prepares the Audit Committee Report required by the SEC and included in this Proxy Statement below. These and other aspects of the AFC’s authority are more particularly described in the AFC Charter which can be located at: https://heidrick.com/Who-We-Are/Our-Leadership.

The AFC is currently comprised of three directors, Messrs. Mesdag and Logan, and Ms. Rauch, each of whom is independent within the meaning of the Company’s Corporate Governance Guidelines and Director Independence Standards and the applicable Nasdaq Rules. Ms. Axelrod was a member of the AFC through February 7, 2019. The Board has determined that Messrs. Logan and Mesdag are “audit committee financial experts” as defined in the SEC Rules. During 2019, the AFC met six times.

As part of its oversight of the Company’s financial statements, the AFC reviews and discusses with both Management and RSM, all annual and quarterly financial statements prior to their issuance. The AFC reviews key initiatives and programs aimed at strengthening the effectiveness of the Company’s disclosure control structures; including its internal controls, as well as providing oversight of the Company’s risk management protocols.

The AFC reviewed and discussed with RSM the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and approved by the SEC. The AFC has also received the written disclosures and the letter from RSM, required by applicable requirements of the PCAOB, regarding RSM’s communications with the AFC concerning independence, and has discussed with RSM the firm’s independence from the Company.

The AFC’s meetings included executive sessions with RSM and with the Company’s Internal Audit function (which has been partially outsourced to PricewaterhouseCoopers), in each case without the presence of Management during which members of the AFC raised and discussed any issues they may have had about the financial statements and the adequacy and proper functioning of the Company’s internal and disclosure control systems and procedures.

In performing these functions, the AFC acted and continues to act only in an oversight capacity on behalf of the Board of Directors. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including its systems of internal and disclosure controls. In its oversight role, the AFC necessarily relies on the procedures, work and assurances of Management. RSM has audited the annual financial statements prepared by Management, expressed an opinion as to whether those financial statements fairly present the Company’s financial position, results of operation and cash flows in conformity with generally accepted accounting principles in the U.S., and discussed any issues they believe should be raised with the AFC.

During 2019, Management documented, tested and evaluated the Company’s internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Management and RSM kept the AFC apprised of the Company’s progress at each regularly scheduled AFC meeting. Management and RSM have each provided the AFC with a report on the effectiveness of the Company’s internal controls. The AFC has reviewed Management’s and RSM’s assessment of the effectiveness of the Company’s internal controls included in the Annual Report on Form 10-K for the year ended December 31, 2019.

Based on the above mentioned reviews and discussions with Management and RSM, the undersigned AFC members recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019. The AFC has also appointed RSM as the Company’s independent registered public accounting firm for 2020.

THE AUDIT & FINANCE COMMITTEE

T. Willem Mesdag (Chair)

Lyle Logan

Stacey Rauch

AUDIT-RELATED FEES

In 2018, the AFC conducted a competitive process to select a firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The AFC selected several firms to participate in this process.

As a result of this process, on June 13, 2018, the AFC appointed RSM as the Company’s independent registered accounting firm for the fiscal year ended December 31, 2018. In conjunction with the selection of RSM to serve as the Company’s independent public accounting firm, the AFC dismissed KPMG LLP from that role effective June 13, 2018.

KPMG’s audit reports on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2017 did not contain any adverse opinion or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2017 and the interim period through June 13, 2018, there were (i) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPGM would have caused KPMG to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The AFC has established a policy governing the engagement of the Company’s independent registered public accounting firm for audit and non-audit services. Under this policy, the AFC is required to pre-approve all audit and non-audit services performed by the Company’s independent auditors to assure that the provision of such services does not impair the auditor’s independence. The AFC has delegated the authority to evaluate and approve audit and permissible non-audit fees and engagements up to $100,000 to the AFC Chair. In this event, the Chair then presents a summary of the fees and services to the AFC at its next meeting. The independent registered public accounting firm may not perform any non-audit service which independent auditors are prohibited from performing under the SEC Rules or the rules of the PCAOB. RSM did not perform any non-audit services in 2019.

At the beginning of each fiscal year, the AFC reviews with Management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. For each proposed service, the independent auditor provides documentation regarding the specific services to be provided. At that time, the AFC pre-approves a list of specific audit related services that may be provided and sets fee limits for each specific service or project. Management is then authorized to engage the independent auditor to perform the pre-approved services as needed throughout the year, subject to providing the AFC with regular updates. The AFC must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent auditor. The AFC also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

All services provided by RSM in 2019 were, and all services approved to be provided by RSM in 2020 will be, permissible under applicable laws and regulations.

Fee Category	2019	2018
Audit Fees (1)	$975,000	$975,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	$50,000	—

Total Fees	$1,025,000	$975,000

(1)

Fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the consolidated financial statements included in its Quarterly Reports on Form 10-Q, statutory audits required internationally and the audit of the Company’s internal controls over financial reporting.

(2)	Fees for assistance with the new lease accounting standard.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF AUDITOR

The Board recommends a vote “FOR” ratification of the appointment of RSM US LLP (“RSM”) as our independent registered public accountants for the 2020 fiscal year.

The AFC appointed RSM, an independent registered public accounting firm, as the auditor to examine and report to stockholders on the consolidated financial statements for the Company and its subsidiaries for the calendar year ended December 31, 2020. The appointment of RSM is subject to ratification by the Company’s stockholders at the Annual Meeting.

The AFC has concluded that the continued retention of RSM is in the best interests of the Company and its stockholders and appointed RSM as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020. Services provided to the Company by RSM in fiscal 2019 are described in Audit-Related Fees section above. The AFC evaluates the independent registered public accountant’s qualifications, performance, audit plan and independence each year. In addition to assuring regular rotation of the lead audit partner every five years as required by the SEC Rules, one or more of the members of the AFC will meet with candidates for the lead audit partner and the committee will discuss the appointment before the rotation occurs.

We are asking our stockholders to ratify the selection of RSM as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of RSM to our stockholders for ratification as a matter of good corporate practice. In the event stockholders fail to ratify the appointment, the Board may reconsider this appointment. Even if the appointment is ratified, the Board, in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and stockholders’ best interests.

Representatives of RSM will attend the Annual Meeting online and be given an opportunity to make a statement and/or respond to appropriate questions.

The Board recommends that the stockholders ratify the appointment of RSM and adopt the following resolution at the Annual Meeting: “RESOLVED, that the appointment of RSM as independent auditors of this Company for the fiscal year 2020 is hereby RATIFIED.”

In the event the stockholders do not ratify the appointment of RSM, the AFC will consider whether it should appoint an alternative firm.

ADDITIONAL MATTERS

STOCK OWNERSHIP INFORMATION

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Company common stock by each director, each individual named in the 2019 Summary Compensation Table on page 45, and the Directors and Executive Officers as a group, all as of March 31, 2020. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the following table.

Name (1)	Shares of Common Stock Beneficially Owned (2)(3)%
Elizabeth L. Axelrod	17,720	*
Laszlo Bock	0	*
Clare M. Chapman	17,720	*
Gary E. Knell	52,874	*
Lyle Logan	17,720	*
T. Willem Mesdag	27,720	*
Stacey Rauch	3,625	*
Adam Warby	11,521	*
Kamau Coar	4,926	*
Sarah Payne	4,397	*
Michael Cullen	13,941	*
Mark Harris	5,939	*
Krishnan Rajagopalan	99,497	*
All the above Directors and Executive Officers as a group	277,600	1.4

*	Represents holdings of less than 1%.
(1)	The mailing address for each NEO and Director of the Company is 233 South Wacker Drive, Suite 4900, Chicago, Illinois 60606.
(2)

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of fully owned or earned Company Common Stock and RSUs as well as shares of Company Common Stock issued pursuant to RSUs and stock options that are exercisable on March 31, 2020, or which will become exercisable within 60 days following that date or upon termination of a director’s service to the Board, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other stockholder.

(3)

The calculation of shares of Company Common Stock beneficially owned by the Directors includes Company Common Stock equivalents in the form of fully-earned RSUs that are owned by the Director for which full consideration has been received by the Company and for which there are no additional outstanding conditions. All RSUs will be converted into shares of Company Common Stock upon the Director’s termination of service to the Board. This includes 17,720 RSUs owned by Ms. Chapman; 47,829 RSUs owned by Mr. Knell; 17,720 RSUs owned by Mr. Mesdag; and 6,521 RSUs owned by Mr. Warby.

Principal Stockholders

Set forth in the table below is information about the number of shares held by persons the Company knows to be the beneficial owners of more than 5% of the issued and outstanding Company Common Stock as of March 31, 2020.

Name and Address	Shares of Common Stock Beneficially Owned	% of Class (1)
BlackRock, Inc. (2) 55 East 52nd Street New York, New York 10055	3,041,616	15.78%
Dimensional Fund Advisors LP (3) Building One 6300 Bee Cave Road Austin, Texas 78746	1,412,418	7.33%
Royce & Associates, LP (4) 745 5th Avenue New York, New York 10151	1,265,389	6.56%
Renaissance Technologies LLC (5) 800 Third Avenue New York, New York 10022	1,230,600	6.38%
The Vanguard Group (6) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,216,785	6.31%

(1)

The ownership percentages set forth in this column are based on the assumption that each of the principal stockholders continued to own the number of shares reflected in the table above on March 31, 2020. Percentages are calculated using the shares outstanding on the Record Date.

(2)

The information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 4, 2020 reporting beneficial ownership as of December 31, 2019. BlackRock, Inc. reported that it has sole dispositive power over 3,041,616 shares and sole voting power over 3,000,312 shares.

(3)

The information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 12, 2020 reporting beneficial ownership as of December 31, 2019. Dimensional Fund Advisors LP reported that it has sole dispositive power over 1,412,418 shares and sole voting power over 1,359,056 shares.

(4)

The information is based on a Schedule 13G/A filed by Royce & Associates, LP with the SEC on January 21, 2020 reporting beneficial ownership as of December 31, 2019. Royce & Associates, LP reported that is has sole dispositive power over 1,265,389 shares and sole voting power over 1,265,389 shares

(5)

The information is based on a Schedule 13G/A filed by Renaissance Technologies LLC, and its principal shareholder, Renaissance Technologies Holdings Corporation, with the SEC on February 13, 2020 reporting beneficial ownership as of December 31, 2019. Renaissance Technologies LLC reported that it has sole dispositive power over 1,230,600 shares and sole voting power over 1,230,600 shares.

(6)

The information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2020 reporting beneficial ownership as of December 31, 2019. The Vanguard Group reported that it has sole dispositive power over 1,197,583 shares; sole voting power over 20,387 shares; shared dispositive power over 19,202 shares; and shared voting power over 1,293 shares.

PROPOSAL 4—APPROVAL OF THE THIRD AMENDED AND RESTATED HEIDRICK & STRUGGLES 2012 GLOBALSHARE PROGRAM

The Board of Directors is requesting that stockholders vote in favor of amending and restating the Heidrick & Struggles 2012 GlobalShare Program (as amended, the “GSP”) to increase the number of shares of Common Stock reserved for issuance under the GSP by 500,000 shares. There are no other proposed changes to the GSP. If the GSP (as amended) is approved, we anticipate filing a Form S-8 registration statement with the SEC shortly after the Annual Meeting to register the applicable shares authorized for issuance under the GSP.

The GSP (prior to the amendments) was approved by our Board and stockholders in 2012. It originally authorized 1,300,000 shares of Common Stock for issuance pursuant to awards under the GSP. Our stockholders and Board subsequently approved an additional 700,000 shares for issuance in 2014, and 850,000 additional shares in 2018. In 2018, we extended the term of the GSP to May 24, 2028.

We estimated in 2018 that the additional shares requested at that time would be sufficient for equity awards for three years until 2021 unless our share price changed materially. In order to maintain maximum flexibility during uncertain times, the Board believes that an increase in the number of shares available at this critical juncture is in the best interests of our stockholders.

Subject to stockholder approval at the Annual Meeting, our Board approved this amendment to the GSP, recognizing the importance of equity as a component of our compensation program for our most critical talent in our search and consulting businesses and as an invaluable lever to help to attract, motivate, and retain talented employees. The Board believes that equity awards granted under the GSP align employee and stockholder interests, link employee compensation to company performance, and maintain a culture based on employee stock ownership.

In assessing the appropriate number of additional shares of Common Stock available for issuance under the GSP, our HRCC considered, among other items, our compensation philosophy and practices, feedback from our stockholders, as well as input from Pay Governance, LLC the Committee’s independent compensation consultant. We carefully manage share usage under the GSP and review a number of metrics to assess the cumulative impact of our equity compensation program.

As a professional services firm, we seek to balance the need to attract, motivate, and retain top talent in a highly competitive business with the need to manage our annual use of equity or “burn rate.” Our annual burn rate is equal to the total number of equity awards granted in a given year divided by the weighted average number of shares of Common Stock outstanding. Our burn rates for 2019, 2018, and 2017 are shown below:

Year	Full Value Shares Granted (1)	Basic Weighted Average Common Shares Outstanding (000s)	Burn Rate

2019	401,577	19,103,000	2.10%

2018	405,598	18,917,000	2.14%

2017	346,856	18,735,000	1.85%

(1)

Full value shares granted equals the total amount of RSUs and PSUs granted (at target). The number of RSUs granted and PSUs vested in 2019, 2018, and 2017 were 419,135, 346,821 and 329,093 respectively. Full value shares granted includes the award of vested RSUs to our Directors of 15,135 shares, 5,792 shares, and 10,875 shares in 2017 – 2019 respectively. In 2019, the totals also include 38,553 shares of Common Stock used as partial consideration for the acquisition of 2GET Holdings Limited as described in Note 8, Acquisitions in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The GSP is used to provide equity incentive awards to directors, officers, top revenue-producing consultants and a number of other key employees align this important stakeholder group with the Company’s strategic priorities and the creation of shareholder value.

Category	Number of Shares Subject to Awards Granted	% of Total 2019 Grants

Non-Employee Directors	25,375	24%

Named Executive Officers	95,350	6%

All Other Participating Employees and Contractors	280,852	70%

Total	401,577	100.0%

If approved, we expect this additional share request would allow us to maintain our regular equity compensation programs without interruption through 2022, which allows stockholders to regularly and frequently review our use of equity compensation and to vote upon the continued use of the GSP.

Corporate Governance Considerations

Our GSP includes provisions designed to serve stockholders’ interests and promote effective corporate governance, including the following:

•

No “Evergreen” Provision. The GSP specifies a fixed number of shares available for future grants and does not provide any automatic increase based on an increase in the number of outstanding shares of Common Stock.

•	No Discounted Stock Options. The GSP prohibits the granting of stock options at an exercise price that is less than the fair market value of the Common Stock on the date the stock option is granted.

•

No Repricing without Stockholder Approval. Neither the GSP nor any award agreement may be amended to provide for the repricing of stock options, without first obtaining the approval of our stockholders.

•

Limitation on Reuse of Shares. The shares delivered to, or withheld by, the Company as payment for an award (including the exercise of a stock option) or as payment of any required withholding taxes cannot be reissued in connection with subsequent awards under the GSP, and all shares subject to the award count toward the number of shares used under the GSP.

•

Limitation on Size of Awards. The GSP limits the total number of shares with respect to which incentive stock options may be granted to 1,300,000. It also limits the number of shares that may be granted to any participant who is or may be a “covered employee” in any calendar year to 200,000 for stock options or stock appreciation rights awards and 200,000 for qualified performance-based awards (provided that for the initial year of employment these limits are 400,000).

•

Prohibition of “Reload” Options. The GSP expressly prohibits the use of “reload” options. Under a reload option, if a participant pays for all or a portion of the exercise price of a stock option or the related withholding tax by delivering to the Company shares covered by the option, the participant would be granted a new option equal to the number of option shares delivered to pay the exercise price and withholding taxes.

•

Minimum Vesting Requirements. The GSP provides that no award (or portion thereof) may vest prior to the first anniversary of the date of grant, except in the case of a change in control or certain terminations of employment with or service to us (with a carveout of up to 5% of the Common Stock authorized for issuance under the GSP).

•	Clawback Policy. Any award granted under the GSP will be subject to any Clawback Policy developed by the Board or the HRCC that is consistent with applicable law.

•

Double-trigger Change in Control. All of the equity awards we have granted since 2011 contain a “double-trigger” CIC vesting provision, meaning that vesting is accelerated only if there is both a CIC and a termination of employment within two years following the CIC. The actual CIC event is defined in the terms of the GSP, and the Board does not have broad discretion to determine the events which would constitute a CIC.

•	No Dividends on Unvested Awards. A participant will not have the right to receive dividends or other stockholder distributions with respect to their awards under the GSP until such awards have vested.

•	Limitations on Transferability. Awards are not transferable or assignable by the Participant other than by will or by the laws of descent and distribution.

Description of the GSP

The principal features of the GSP are described below. The description below is qualified in its entirety by reference to the complete text of the GSP which is attached as Annex C to this Proxy Statement. Stockholders are encouraged to review the GSP carefully. The increased number of shares of Common Stock reserved for issuance under the GSP will not become effective unless stockholder approval is obtained at the Annual Meeting.

Number of Shares of Common Stock. The maximum number of shares of common stock authorized to be issued under the GSP upon approval of the amendment will be 3,350,000 shares of Common Stock, of which 2,454,598 have been issued (net of forfeitures) and 895,402 are outstanding as of March 31, 2020. The 895,402 outstanding shares as of March 31, 2020 reflect the sum of 660,468 RSUs granted to employees and Directors and 234,934 PSUs. As of March 31, 2020, 689,098 shares were remaining available for grant under the GSP. Upon approval of the amendment to increase the number of shares reserved by 500,000 shares, 1,189,098 shares will be available for grant for future awards under the GSP. Also available will be any of the shares already subject to awards granted and outstanding under the GSP that cease to be subject to such awards for any reason (other than by exercise for, or settlement in, shares). As of the Record Date, March 31, 2020, the market value of a share of our Common Stock as quoted on the Nasdaq stock market was $22.50.

Limits on Issuance. Under the GSP: (i) the maximum number of shares issuable as incentive stock options is 1,300,000; (ii) the maximum number of shares issuable as stock options or stock appreciation rights in any calendar year to any employee who is or may be a “covered employee” for purposes of 162(m) is 200,000, and (iii) the maximum number of shares that may be used for awards (other than stock options and stock incentive rights) intended to qualify as “performance-based compensation” under Section 162(m) that may be granted in any calendar year to an employee who is or may be a “covered employee” for purposes of Section 162(m) is 200,000; provided, however, that for the first fiscal year of employment, the maximum number of shares issuable pursuant to each of (ii) and (iii) is 400,000.

How Shares Are Used. Shares issuable under the GSP may be authorized but unissued shares or treasury shares. Shares are counted against the authorization only to the extent they are actually issued. Thus, shares which terminate by expiration, forfeiture, cancellation or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant under the GSP. However, any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of such participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and the aggregate number of shares subject to the award will count toward the number of shares issued under the GSP.

The number of shares issuable under the GSP is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-off, spin-off, combination, subdivision, consolidation or exchange of shares, any change in our capital structure or any similar corporate transaction. In such case, our HRCC has the discretion to make adjustments as it deems necessary to preserve the intended benefits under the GSP.

Transferability of Awards. No award granted under the GSP may be transferred, except by will, the laws of descent and distribution, pursuant to a qualified domestic relations order, or as permitted by the HRCC.

Administration. The GSP is administered by the HRCC, or a subcommittee thereof that is comprised of two or more Directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the “outside director” definition under Section 162(m). The HRCC has full authority to select the employees and independent contractors who will receive awards under the GSP, determine the form and amount of each of the awards to be granted to directors, employees and independent contractors, and establish the terms and conditions of such awards.

Eligibility. All of our Directors, and our employees and independent contractors (and employees and independent contractors of our subsidiaries and affiliates) who are designated by HRCC, are eligible to receive awards under the GSP. As of March 31, 2020, approximately seven Directors, 1,777 employees and 514 independent contractors were eligible to participate in the GSP. The basis for participation in the GSP is meeting the eligibility requirements and being designated for participation by the HRCC.

Awards Under the GSP. The GSP provides for discretionary awards of stock options, stock appreciation rights and other stock-based awards, including restricted stock and stock units. Other stock-based awards may, in the discretion of our HRCC, be performance based.

Vesting Schedule. Except in connection with a change in control or in the event of a participant’s termination of employment with (or service to) us, all awards under the GSP must be granted with a vesting schedule that does not provide for an award, or any portion thereof, to vest prior to the first anniversary of such award’s date of grant. However, the HRCC has the ability to grant awards that do not satisfy these minimum vesting requirements in an aggregate amount that does not exceed 5% of the Common Stock authorized for issuance under the GSP.

Stock Options. Our HRCC has the sole discretion to grant either non-qualified stock options or incentive stock options to employees, and non-qualified stock options to non-employee directors and independent contractors. Subject to the minimum vesting requirements described above, the HRCC has the discretion to set the terms and conditions applicable to the options, including the type of option, and the number of shares subject to the option, provided that:

i.

the exercise price of each option will not be less than the closing sales price of a share on the date of grant (“fair market value”), except for certain substitute options granted in connection with a change in control transaction;

ii.

an option will not vest earlier than either 100% on the third anniversary of the date of grant or 33 1/3% on each of the first three anniversaries of the date of grant (although our HRCC has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause); and

iii.	each option will expire not more than 10 years from the date of grant.

In addition, an incentive stock option is subject to the following rules:

i.

the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which an incentive stock option is exercisable for the first time by an employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, so much of the option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; and

ii.

if an incentive stock option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of the incentive stock option will be 110% of the closing price of a share on the date of grant and the incentive stock option will expire no later than five years from the date of grant.

Stock Appreciation Rights. Stock appreciation rights may be awarded under the GSP, subject to terms and conditions determined by our HRCC. Each right entitles the holder to receive the difference between the fair market value of a share on the date of exercise of the right and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised. Upon exercise, the stock appreciation right will be paid in cash or in shares (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. Subject to the minimum vesting requirements described above, our HRCC has the discretion to set the terms and conditions applicable to stock appreciation rights, provided that:

i.

the exercise price of each stock appreciation right will not be less than 100% of the fair market value of a share on the date of grant, except for certain substitute stock appreciation rights granted in connection with a change in control transaction;

ii.

unless otherwise provided in the award agreement, a stock appreciation right will not vest earlier than either 100% on the third anniversary date of the date of grant or 33 1/3% on each of the first three anniversaries of the date of grant (although our HRCC has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause); and

iii.	each stock appreciation right will expire not more than ten years from the date of grant.

Other Stock-Based Awards. Our HRCC may grant restricted stock awards, RSUs, and other awards that are valued or based on the fair market value of the shares. The number of shares or units awarded to each participant, and the terms and conditions of each award, will be set at the discretion of our HRCC, provided that:

i.

an award conditioned on continued service or the occurrence of an event will not vest earlier than either 100% on the third anniversary of the date of grant or at a rate of 33 1/3% on each of the first three anniversaries of the date of grant; and

ii.

an award conditioned solely or in part on attainment of performance goals will not vest earlier than the first anniversary of the date of grant (although our HRCC has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause).

Performance-Based Awards. Other stock-based awards may be subject to the attainment of performance goals established by our HRCC. Our HRCC will establish performance goals and targets for participants for achievement of the performance goals, and, if the performance goals and targets are achieved for the designated performance period, will award shares of Common Stock or other stock-based awards on the date the goals and targets are achieved, as provided in the award agreement. None of the performance goals applicable to an award of performance shares will be deemed satisfied sooner than the date specified in the award agreement (although our HRCC has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause).

Payment and Withholding Taxes. Our HRCC may make one or more of the following payment methods available for payment of any award, including the exercise price of a stock option:

i.	cash;

ii.

cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price;

iii.	delivery (either directly or through attestation) of previously acquired shares that have an aggregate fair market value on the date of exercise equal to the exercise price; or

iv.

by directing the Company to withhold shares otherwise issuable in connection with the award having a fair market value equal to the exercise price. In the event any withholding tax is required to be withheld in connection with an award, our HRCC may permit the holder of the award to satisfy the minimum required tax obligation by using one or more of the payment alternatives described above.

In addition, unless otherwise provided by the HRCC, share withholding will be the default form of payment for certain share-based awards. We may also withhold an amount in excess of the minimum required tax obligation if such additional withholding amount will not result in adverse accounting consequences, is authorized by the HRCC and the total amount withheld does not exceed the participant’s estimated tax obligations.

Provisions Relating to a “Change in Control” of the Company. Notwithstanding any other provision of the GSP or any award agreement, in the event of a “Change of Control” of the Company all outstanding awards that are Assumed (see Section 12(b) of the GSP for a definition of “Assumed”) by the successor entity subject to time-based vesting shall continue to vest pursuant to the terms of the applicable award agreement and for all outstanding awards that vest based on the satisfaction of performance criteria, the performance criteria will be deemed to be satisfied at the actual performance level as of the date of the Change in Control and the Award shall remain subject to time-based vesting until the end of the performance period set forth in the applicable award agreement. If, however, a participant’s employment is terminated during the two-year period beginning on the date of the Change in Control for certain reasons, all the awards shall become fully vested as of the Termination Date. See Section 2(h) of the GSP for the definition of “Change in Control” and Section 2(bb) of the GSP for the definition of “Termination Date.”

Whistleblower Protection. The GSP provides that nothing therein prohibits a participant from providing, without prior notice to us, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by governmental authorities regarding possible legal violations.

Corporate Transactions. Awards may be granted under the GSP in substitution for or in conversion of or in connection with an assumption of awards held by grantees of an entity engaging in a corporate acquisition or merger transaction with us or one of our subsidiaries. If a company acquired by us or with which we merge has shares available for grant under a pre-existing plan previously approved by stockholders (but not approved in connection with the acquisition or merger), we may grant awards of such shares and they will not count against the overall share limit under the GSP.

Amendment of Award Agreements; Amendment and Termination of the GSP. Our HRCC may amend any award agreement at any time, provided that no such amendment may materially impair the right of any participant under any agreement without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

Termination or Suspension. The Board may terminate, suspend or amend the GSP, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation, or stock exchange rule, and provided that no amendment may materially impair the right of any participant under any outstanding award without the written consent of the participant, unless such amendment is required by applicable law, regulation, or stock exchange rule. Notwithstanding the foregoing, there will be no amendment to the GSP or any award agreement that results in the repricing of stock options without stockholder approval.

Federal Income Tax Implications of Participation in the GSP

The following is a summary of the federal income tax consequences of the GSP. It is based on federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service.

Participants may also be subject to state and local taxes in connection with the grant of awards under the GSP. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options. A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. We generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the same shares for more than one year.

Incentive Stock Options. A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and we generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Stock Appreciation Rights. A participant will not recognize any income at the time of the grant of the stock appreciation right. Upon exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. We generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Restricted Stock Awards/RSUs. If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. A participant generally will recognize ordinary income when he receives shares pursuant to the settlement of stock units, provided that if the shares are subject to any restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, less the amount paid by the participant for the shares. The amount will be also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of shares. We generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

83(b) Election. If a participant who receives a restricted stock award makes an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the

Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant, less the amount paid by the participant for the shares and the holding period for capital gains purposes begins on the date of grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and we will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.

New Plan Benefits

Because the awards that will be made to the Executive Officers and Directors pursuant to the GSP are within the discretion of our HRCC, it is not possible to determine the benefits that will be received by Executive Officers if the GSP is approved by the stockholders. The RSUs and PSUs granted for 2019 would not have changed if the GSP, as amended, had been in place for 2019. In addition, stock option awards have not been granted under the GSP, and there are currently no options outstanding under the GSP.

Accordingly, the Board recommends that our stockholders vote “FOR” the Third Amended and Restated Heidrick & Struggles 2012 GlobalShare Plan and adopt the following resolution: “RESOLVED, the adoption of the Third Amended and Restated Heidrick & Struggles 2012 GlobalShare Program to increase the authorized shares for issuance under the Second Amended and Restated Heidrick & Struggles 2012 GlobalShare Program as described in further detail in the Heidrick & Struggles International Inc. 2020 Proxy Statement be, and the same hereby is, ratified, confirmed and approved.”

Equity Compensation Plan Information

The following table sets forth additional information as of March 31, 2020, about shares of our Common Stock that may be issued upon the vesting of RSUs and PSUs and the exercise of options under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to the stockholders for approval.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Securities Available for Future Issuance Plans (excluding first column)

Equity compensation plans approved by stockholders	894,078 (1)	—	690,422

Equity compensation plans not approved by stockholders	—	—	—

Total equity compensation plans	894,078	—	690,422

(1)

Includes 659,144 RSUs and 234,934 PSUs at their target levels and no options. The PSUs represent the maximum amount of shares to be awarded at target levels, and accordingly, may overstate expected dilution.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is asking for my vote and why?

The Board is soliciting proxies for use at the Company’s Annual Meeting to be held on May 28, 2020, or any adjournment or postponement of the meeting. The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/HSII2020 due to the heightened health and safety concerns surrounding COVID-19, and to support the health and well-being of our employees and stockholders. The Annual Meeting will only be held if there is a quorum, which means that a majority of the outstanding shares of the Company Common Stock is present or represented by proxy at the Annual Meeting. Attendance at our Annual Meeting online constitutes presence in person for purposes of quorum at the meeting. To ensure that there is a quorum, the Board asks that you vote before the meeting, which allows your shares of the Company’s Common Stock to be represented at the Annual Meeting. This Proxy Statement provides you with information related to the matters upon which you are asked to vote as a stockholder to assist you in voting your shares.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. The Company is asking you to give your proxy to two of our officers, Kamau A. Coar and Kelly A. Crosier. This way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting online.

If you sign and submit your proxy or voting instruction form without giving specific instructions on how to vote your shares, in accordance with the recommendation of the Board, either Mr. Coar or Ms. Crosier will vote your shares in the following manner:

•	FOR the election of each of the nominees for director;

•	FOR the advisory vote approving our executive compensation;

•	FOR the ratification of the appointment of RSM US LLP as our independent registered public accountants for the 2020 fiscal year; and

•	FOR the approval of the Third Amended and Restated Heidrick & Struggles 2012 GlobalShare Plan.

What happens if other matters are presented at the Annual Meeting?

If other matters are properly presented at the Annual Meeting, either Mr. Coar or Ms. Crosier will have discretion to vote your shares for you on those matters in accordance with their best judgment if you have granted a proxy. However, the Company has not received timely notice from any stockholder of any other matter to be presented at the Annual Meeting.

How do I attend the Annual Meeting?

To join the Annual Meeting, login at www.virtualshareholdermeeting.com/HSII2020. You will need the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. If you are the beneficial owner of your shares (see “What is the difference between holding shares as a stockholder of record and as a beneficial owner?” below), you will need to contact your broker, bank or other holder of record as soon as possible so that you can be provided with a control number to gain access to the online meeting.

The Annual Meeting will begin at 8:00 a.m. Central Time. Online check-in will be available beginning at 7:45 a.m. Central Time to allow time for stockholders to log in and test the computer audio system. Please allow ample time for the online check-in process. A replay of the Annual Meeting will also be posted on our website at https://heidrick.com/About/Investor-Relations for at least thirty (30) days after the meeting concludes.

Who is entitled to vote at the Annual Meeting?

Holders of the Company’s Common Stock as of the close of business on March 31, 2020, the Record Date, are entitled to vote at the Annual Meeting.

How many votes is each share of Common Stock entitled to?

Each share of Company Common Stock outstanding as of the Record Date is entitled to one vote. As of the Record Date, there were 19,279,318 shares of Common Stock issued and outstanding.

Who can attend the Annual Meeting online?

Company common stockholders and their duly appointed legal proxies.

How do I submit a question at the Annual Meeting?

You may submit a question before the meeting by or during the meeting via our virtual stockholder meeting website, www.virtualshareholdermeeting.com/HSII2020. If your question is properly submitted, we intend to respond to your question during the Annual Meeting. Questions on similar topics will be combined and answered together. A replay of the Annual Meeting, including the Q&A session, will also be posted on our website at https://heidrick.com/About/Investor-Relations under “Proxy Materials” for at least thirty (30) days after the meeting concludes.

What if the Company or I encounter technical difficulties during the Annual Meeting?

If we experience technical difficulties during the Annual Meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/HSII2020.

If you encounter technical difficulties accessing our Annual Meeting or asking questions during the Annual Meeting, a support line will be available on the login page of the virtual stockholder meeting website: www.virtualshareholdermeeting.com/HSII2020.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent (Computershare Trust Company, N.A.), you are considered a stockholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered a “beneficial owner” of those shares.

How do I vote my shares?

Beneficial Stockholders – If you own shares through a broker, bank or other holder of record, you must instruct the holder of record how to vote your shares. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank, or other holder of record. Proxies submitted by internet or telephone must be received by 11:59 p.m. Eastern Time, on May 27, 2020. You are also invited to attend the Annual Meeting online at www.virtualshareholdermeeting.com/HSII2020. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting by attending the Annual Meeting online unless you request and obtain a valid proxy card from your broker, bank or other holder of record.

Registered Stockholders – If you own shares that are registered in your name, you may vote by proxy before the Annual Meeting by internet at www.proxyvote.com, by calling 1-800-690-6903 or by signing and returning your proxy card by mail. To vote by internet or telephone, you will need your 16-digit voting control number, which can be found on your proxy card. Proxies submitted by internet or telephone must be received by 11:59 p.m. Eastern Time, on May 27, 2020. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board of Directors. You may also vote at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/HSII2020, or you may vote by proxy. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on any additional voting instructions accompanying these proxy materials.

May I revoke a proxy or change my vote?

Beneficial Stockholders – Beneficial stockholders should contact their broker, bank or other holder of record for instructions on how to revoke their proxies or change their vote.

Registered Stockholders – Registered stockholders may revoke their proxies or change their voting instructions at any time before 11:59 p.m. Eastern Time, on May 27, 2020, by submitting a proxy via internet, telephone or mail that is dated later than the original proxy or by delivering written notice of revocation to the Corporate Secretary at Heidrick & Struggles International, Inc., Attn: Corporate Secretary, 233 S. Wacker Drive, Suite 4900, Chicago, Illinois 60606-6303. Registered stockholders may also revoke their proxies by attending the Annual Meeting online and voting. Your attendance at the Annual Meeting online will not, by itself, constitute revocation of your proxy.

How many votes must be present in order to hold the Annual Meeting?

A quorum must be present to transact business at the Annual Meeting. A quorum consists of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting.

Shares of Heidrick & Struggles stock present in person or duly authorized by proxy (including any abstentions and “broker non-votes”) will be counted for purposes of establishing a quorum at the meeting. Attendance at our Annual Meeting online constitutes presence in person for purposes of quorum at the meeting.

What vote is required to approve each proposal?

Election of Directors (Item 1)

Directors are elected by a majority of votes cast unless the election is contested. This is an uncontested election of directors since we did not receive proper advance notice in accordance with the By-laws of any stockholder nominees for director.

To be elected in an uncontested election, a director nominee must receive more “For” votes than “Against” votes. A majority of votes cast means that the number of shares voted “For” a Director exceeds the number of votes cast “Against” the Director; abstentions are not counted either “For” or “Against.” If an incumbent Director in an uncontested election receives a greater number of votes withheld from his/her election than votes “For” his/her election, the Director is required to tender a letter of resignation to the Chair of the NGC following certification of the stockholder vote. The NGC will consider the tendered resignation and will make a recommendation to the Board whether to accept or reject the resignation no later than 60 days following the date of the stockholders’ meeting at which the election occurred, publicly disclose its decision whether to accept the resignation as tendered and the rationale behind it.

Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of Directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to Directors is counted.

All Other Proposals (Items 2, 3 and 4)

Stockholders may vote “For” or “Against” each of the other proposals, or may abstain from voting. Delaware law requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting for the approval of Proposals 2 , 3 and 4. A stockholder who signs and submits a proxy is “present,” so an abstention will have the same effect as a vote “Against” Proposals 2, 3 and 4. “Broker non-votes,” if any, will have no effect on Proposals 2, 3 and 4.

What are broker non-votes?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, that firm may only vote your shares on routine matters. Proposal 3, the ratification of the appointment of our independent auditor for 2020, is the only matter for consideration deemed to be routine. For all matters other than Proposal 3, you must submit voting instructions to the firm that holds your shares if you want your vote to count. When a firm votes a client’s share on some but not all of the proposals, the missing votes are referred to as “broker non-votes.”

Who counts the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and will act as the independent inspector of election for the Annual Meeting.

When will the Company announce the voting results?

The Company will announce the preliminary voting results at the Annual Meeting and will report the final results on the Company’s website and in a Current Report on Form 8-K filed with the SEC.

How are proxies solicited, and what is the cost?

The Company will bear the entire cost of the proxy solicitation. Heidrick has engaged Alliance Advisors, L.L.C. to assist with the solicitation of proxies for an estimated fee of $11,000 plus expenses. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. The Company’s officers and employees may also solicit proxies. They will not receive any additional compensation for these activities.

Will the Company make a list of stockholders entitled to vote at the Annual Meeting available?

Yes. A stockholder list will be available for inspection electronically by stockholders for any purpose germane to the meeting, upon request, starting May 9, 2020 by contacting the Company’s Investor Relations Department via email at InvestorRelations@heidrick.com. In addition, a stockholder list will be posted on the virtual stockholder meeting website during the Annual Meeting.

What does it mean if I receive more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate set of printed proxy materials, including a separate proxy card or voting instruction card, for each account. To ensure that all of your shares are voted, please vote by telephone or internet or sign, date, and return a proxy card or voting card for each account.

More than one stockholder lives at my address. Why did we receive only one set of proxy materials?

The Company delivers only one Annual Report and one Proxy Statement to multiple stockholders sharing the same address unless it has received different instructions from one or more of them. This method of delivery is known as “householding”. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. The Company will, upon written or oral request, promptly deliver a separate copy of the Annual Report or Proxy Statement to a stockholder at a shared address. If you would like to change your householding election, request that a single copy of this or future proxy materials be sent to your address, or request a separate copy of this or future proxy materials, you should submit this request by writing Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or calling 1-866-540-7095.

Other Matters

Management is not aware of any other matters that will be presented at the Annual Meeting, and the Company’s By-laws do not allow proposals to be presented at the meeting unless they were properly presented to the Company prior to March 24, 2020. If any other matter that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their best judgment.

Stockholder Proposals – 2021 Annual Meeting of Stockholders

If you wish to submit a proposal for inclusion in Heidrick’s 2021 proxy statement, you must follow the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, the Company must receive your proposal at the address below no later than December 20, 2020. Under Heidrick’s By-laws, other proposals and Director nominations by stockholders that are not included in the 2021 proxy statement may be eligible for presentation at the 2021 annual meeting of stockholders only if they are received by the Company in the form of a written notice, directed to the attention of Heidrick’s Corporate Secretary at the address below, no earlier than February 27, 2021 and no later than March 29, 2021. The notice must contain the information required by the By-laws and must otherwise comply with the requirements specified in the By-laws.

Where to Send All Proposals and Nominations:

Heidrick & Struggles International, Inc.

Attn: Corporate Secretary

233 S. Wacker Drive, Suite 4900

Chicago, Illinois 60606-6303

ANNEX A

Heidrick & Struggles International, Inc.

Reconciliation of Operating Income and Adjusted Operating Income (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Revenue before reimbursements (net revenue)	$180,034	$185,305	$706,924	$716,023

Operating income	14,295	16,692	63,511	68,857

Adjustments
Restructuring charges (1)	—	—	4,130	—

Total adjustments	—	—	4,130	—

Adjusted operating income	$14,295	$16,692	$67,641	$68,857

Operating income as a % of net revenue	7.9%	9.0%	9.0%	9.6%
Adjusted operating income as a % of net revenue	7.9%	9.0%	9.6%	9.6%

A-1

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Adjusted Net Income (Non-GAAP)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$10,555	$11,195	$46,869	$49,295

Adjustments
Restructuring charges, net of tax (1)	—	—	3,768	—

Total adjustments	—	—	3,768	—

Adjusted net income	$10,555	$11,195	$50,637	$49,295

Basic weighted average common shares outstanding	19,138	18,954	19,103	18,917
Diluted weighted average common shares outstanding	19,507	19,404	19,551	19,532

Basic net income per common share	$0.55	$0.59	$2.45	$2.61
Diluted net income per common share	$0.54	$0.58	$2.40	$2.52

Adjusted basic net income per common share	$0.55	$0.59	$2.65	$2.61
Adjusted diluted net income per common share	$0.54	$0.58	$2.59	$2.52

Explanation of Non-GAAP adjustments

(1)

For the three months ended September 30, 2019, the Company incurred approximately $4.1 million in restructuring charges related to the closing of the Company’s legacy Brazil operations due to the acquisition of 2GET. The restructuring charges consist primarily of employee-related costs for the Company’s existing Brazil operations.

A-2

ANNEX B

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Operating Income to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue before reimbursements (net revenue)	$180,034	$185,305	$706,924	$716,023

Net income	10,555	11,195	46,869	49,295
Interest, net	(841)	(645)	(2,880)	(1,141)
Other, net	(1,011)	1,355	(2,898)	(494)
Provision for income taxes	5,592	4,787	22,420	21,197

Operating income	14,295	16,692	63,511	68,857

Adjustments
Salaries and benefits
Stock-based compensation expense	3,028	2,630	9,818	8,385
General and administrative expenses
Depreciation	2,146	2,688	9,462	11,025
Intangible amortization	242	276	909	1,496
Earnout accretion	173	(43)	668	920
Acquisition contingent compensation	604	—	604	—
Restructuring charges	—	—	4,130	—

Total adjustments	6,193	5,551	25,591	21,826

Adjusted EBITDA	$20,488	$22,243	$89,102	$90,683

Adjusted EBITDA Margin	11.4%	12.0%	12.6%	12.7%

B-1

ANNEX C

THIRD AMENDED AND RESTATED HEIDRICK & STRUGGLES

2012 GLOBALSHARE PROGRAM

1.	PURPOSE OF THE PROGRAM.

(a)

The purpose of this Program is to aid the Company and its Subsidiaries and Affiliates in securing and retaining members of the Board, and certain key employees of, and independent contractors to, the Company, its Subsidiaries and Affiliates and to motivate such individuals to exert their best efforts on behalf of the Company and its Subsidiaries and Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such individuals will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	DEFINITIONS.

The following capitalized terms used in this Program have the respective meanings set forth in this Section:

(a)	ACT: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	AFFILIATE: Any entity in which the Company, directly or indirectly, has at least a five percent ownership interest.

(c)

AWARD: The grant of an Option, Stock Appreciation Right or Other Stock-Based Award pursuant to such terms, conditions, requirements and limitations as the Committee may establish in order to fulfill the objectives of this Program.

(d)

AWARD AGREEMENT: Either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Program, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(e)	BENEFICIAL OWNER: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(f)	BOARD: The Board of Directors of the Company.

(g)

CAUSE: (i) the willful and continued failure by the Participant to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from any physical or mental condition, whether or not such condition constitutes a Disability) or (ii) the willful engaging by the Participant in misconduct that is materially injurious to the Company, monetarily or otherwise.

(h)	CHANGE IN CONTROL: The occurrence of any of the following events:

(i)	any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii)

during any period of 24 months, individuals who, at the beginning of such period, constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(h)(i), (iii) or (iv) hereof, (B) a director nominated or proposed by any Person who has publicly announced or advised the Company of an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which, if consummated, would constitute a Change in Control, or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)

the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company (other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent corporation) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or its parent corporation outstanding immediately after such merger or consolidation and (B) after which no Person holds 30% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity or its parent corporation); or

(iv)	the consummation of a plan of complete liquidation of the Company or of a sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not occur with respect to a Participant by reason of any event which would otherwise constitute a Change in Control if, immediately after the occurrence of such event, (x) the Company ceases to be subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Act and no more than 50% of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company is owned, directly or indirectly, by any entity subject to such requirements and (y) individuals (which may or may not include the Participant) who were executive officers of the Company immediately prior to the occurrence of such event, own, directly or indirectly, on a fully diluted basis, (A) 25% or more of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company or (B) 25% or more of the combined voting power of the then outstanding voting securities of the Company or any acquiror or successor to substantially all of the business of the Company entitled to vote generally in the election of directors.

(i)	CODE: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(j)	COMMITTEE: The Human Resources and Compensation Committee of the Board.

(k)	COMPANY: Heidrick & Struggles International, Inc. a Delaware corporation, and any successor thereto.

(l)

DISABILITY: (i) a physical or mental condition entitling the Company to terminate the Participant’s employment pursuant to an employment agreement between the Participant and the Company or (ii) in the absence of such a provision, a physical or mental incapacity of a Participant which would entitle the Participant to benefits under the long term disability plan maintained by the Company for its U.S. employees as in effect immediately prior to a Change in Control (regardless of whether the Participant is actually covered by such plan).

(m)	EFFECTIVE DATE: The date on which the Program takes effect, as defined pursuant to Section 28 of this Program.

(n)

FAIR MARKET VALUE: A price that is based on the opening, closing, actual, high, low, or average selling price of a Share as reported on the Nasdaq Stock Market (or such market in which such prices are regularly reported) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, as of any date, the per Share closing price on such date as reported on the Nasdaq Stock Market (or such market in which such prices are regularly reported). If no sale of Shares shall have been reported on the Nasdaq Stock Market on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used.

(o)	GOOD REASON: Without a Participant’s express written consent, the occurrence of any of the following events:

(i)	a material diminution in the duties or responsibilities of the Participant;

(ii)	a material reduction by the Company of the Participant’s base salary or annual bonus opportunity;

(iii)

the failure by the Company to pay the Participant his or her current compensation, or any compensation deferred under any plan, agreement or arrangement of or with the Company, when such compensation is due; or

(iv)	a change in the Participant’s principal work location to a location that is more than 50 miles from the Participant’s principal work location immediately prior to such change;

A Participant must deliver notice to the Company no later than 90 days following the occurrence of the circumstances that constitute Good Reason. The Company shall be provided a 30-day period following the receipt of such notice to cure the circumstances that give rise to Good Reason. If, during the cure period, such circumstances are remedied, the Participant will not be permitted to terminate employment for Good

Reason as a result of such circumstances. If, at the end of the cure period, the circumstances that constitutes Good Reason have not been remedied, the Participant will be entitled to terminate employment for Good Reason during the 30-day period that follows the end of the cure period. If the Participant does not terminate employment during such 30-day period, the Participant will not be permitted to terminate employment for Good Reason as a result of such circumstances.

(p)	INCENTIVE STOCK OPTION: An Option granted pursuant to Section 7 of this Program that meets the requirements of Section 422(b) of the Code.

(q)	NON-QUALIFIED STOCK OPTION: An Option granted pursuant to Section 7 of this Program that is not an Incentive Stock Option.

(r)	OPTION: A stock option granted pursuant to Section 7 of this Program.

(s)	OPTION PRICE: The purchase price per Share of an Option, as determined pursuant to Section 7(b) of this Program.

(t)	OTHER STOCK-BASED AWARDS: Awards granted pursuant to Section 9 of this Program.

(u)	PARTICIPANT: An individual who is selected by the Committee to participate in this Program pursuant to Section 6 of this Program.

(v)	PERFORMANCE-BASED AWARDS: Certain Other Stock-Based Awards granted in accordance with Section 10 of this Program.

(w)	PERSON: As such term is defined in Section 3 of the Act or as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(x)	PROGRAM: This Third Amended and Restated Heidrick & Struggles 2012 GlobalShare Program, as it may be amended from time to time.

(y)	SHARE: A share of common stock, par value $0.01 per Share, of the Company.

(z)	STOCK APPRECIATION RIGHT: A right granted pursuant to Section 8 of this Program.

(aa)	SUBSIDIARY: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

(bb)	TERMINATION DATE: The effective date of a Participant’s termination of employment.

3.	SHARES SUBJECT TO THE PROGRAM.

(a)

TOTAL NUMBER OF SHARES. Subject to the terms and conditions of this Program, the total number of Shares authorized or reserved for issuance with respect to Awards granted under this Program shall be 3,350,000 Shares (comprised of (i) the 1,300,000 Shares authorized under this Program as originally adopted (the “2012 Program”); (ii) an additional 700,000 Shares authorized by stockholders under the amended and restated Program effective May 24, 2014 (the “Amended and Restated 2012 Program”), (iii) an additional 700,000 Shares authorized by stockholders under the amended and restated Program effective May 24, 2018 (the “Second Amended and Restated 2012 Program”); and (iv) an additional 500,000 Shares authorized in this amendment and restatement of this Program), subject to adjustment as provided in Section 12 herein. Such Shares may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares which are authorized and issued and have been acquired by or on behalf of the Company or this Program.

(b)

AVAILABLE SHARES. The issuance of Shares shall reduce the total number of Shares available under this Program. Shares subject to Awards which are forfeited, terminated, or expire unexercised may be granted again under this Program. The number of Shares delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of an Option or of any required withholding taxes, shall not be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of Shares that have been issued under this Program.

4.	AWARD LIMITATIONS.

(a)	INCENTIVE STOCK OPTIONS. The total number of Shares with respect to which Incentive Stock Options may be granted shall not exceed 1,300,000.

(b)

MINIMUM VESTING. Except as provided in Section 12(b) of this Program or in the event of a Participant’s termination of employment with or service to the Company as a result of such Participant’s death or Disability, all Awards must be granted with a Vesting Schedule (as defined below) that does not provide for such Award, or any portion thereof, to Vest (as defined below) prior to the first anniversary of such Award’s date of grant, provided that the Committee may grant Awards that do not satisfy the foregoing requirements in an aggregate amount that does not exceed 5% of the Shares authorized for issuance under Section 3 of this Program on or after the Effective Date.

(c)

For purposes of this Section 4, “Vest” means, with respect to any Award or portion thereof, to become (i) non-forfeitable, if such Award is restricted Shares, (ii) exercisable, if such Award is an Option or Stock Appreciation Rights, or (iii) payable in cash, Shares or otherwise, if such Award is restricted stock units, Performance-Based Awards, or any other Award granted under this Program.

(d)

For purposes of this Section 4, “Vesting Schedule” means, with respect to any Award, the schedule set forth in the applicable Award Agreement, which must be consistent with all of the limitations on such schedule set forth in this Program, including but not limited this Section 4, pursuant to which such Award or portions thereof may Vest. An Award may Vest in installments over its Vesting Schedule.

(e)

SHARE AWARD LIMITATIONS. The aggregate maximum number of Shares with respect to which Options and/or Stock Appreciation Rights may be granted under the Program during a calendar year to any Participant who is or may be a “covered employee” as defined in Section 162(m) of the Code shall be 200,000 (except that the maximum number of Shares with respect to which Options and/or Stock Appreciation Rights may be granted under the Program to such Participant during the calendar year in which such Participant begins employment with the Company, Subsidiary or Affiliate is 400,000).

(f)

PERFORMANCE-BASED AWARDS. The maximum number of Shares that may be used for Awards other than Stock Options and Stock Appreciation Rights that are intended to be “performance based” in accordance with Section 162(m) of the Code that may be granted during any calendar year to any Participant who is or may become a “covered employee” as defined in Section 162(m) of the Code shall be 200,000 (except that the number of Shares that may be used for such Awards that may be granted to such Participant during the calendar year in which the Participant begins employment with the Company, Subsidiary or Affiliate is 400,000).

5.	ADMINISTRATION.

The Program shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Act and “outside directors” within the meaning of Section 162(m) of the Code. The Committee is authorized to interpret this Program, to establish, amend and rescind any rules and regulations relating to this Program, and to make any other determinations that it deems necessary or desirable for the administration of this Program. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Program in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of this Program, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

6.	ELIGIBILITY.

Participants shall consist of (a) all members of the Board (including employee and non-employee directors), and (b) the employees of, and independent contractors to, the Company and its Subsidiaries and Affiliates who the Committee may designate in its sole discretion from time to time as eligible to be granted Awards under this Program. The Committee shall determine, in its sole discretion, the date as of which Awards will be granted to Participants and the number of Shares with respect to which Awards will be granted to each Participant.

7.	OPTIONS.

Options granted under this Program shall be, as determined by the Committee, Non-Qualified Stock Options or Incentive Stock Options, as outlined and evidenced by the related Award Agreements, and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)

TYPE OF OPTION. Options granted to non-employee directors or independent contractors shall be Non-Qualified Stock Options. Options granted under this Program to employees shall be Non-Qualified Stock Options, unless otherwise expressly provided at the time of grant.

(b)

OPTION PRICE. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted, except with respect to Awards granted pursuant to Section 22 of this Program.

(c)

EXERCISABILITY. Options granted under this Program shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, subject to Section 4 of this Program, provided that each Option shall become exercisable not earlier than (i) 100% on the third anniversary of the date of grant, or (ii) 33 1/3% on each of the three succeeding anniversaries of the date of grant. Notwithstanding the foregoing, the

Committee shall have the discretion to accelerate the date as of which any Option shall become exercisable in the event of the Participant’s termination of employment with or service to the Company as a result of such Participant’s death or Disability. In no event shall an Option granted under this Program be exercisable more than 10 years after the date of grant.

(d)

EXERCISE OF OPTIONS. Except as otherwise provided in this Program or in an Award Agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. The exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, (i) the date payment is received by the Company under (A), (B) or (C) below, or (ii) the date irrevocable instructions are delivered to a broker for sale of such Shares, in accordance with (D) below. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise, in one or more of the following alternatives as made available by the Committee in its sole discretion: (A) in cash, (B) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased, (C) partly in cash and partly in such Shares, (D) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, or (E) by directing the Company to withhold such number of Shares otherwise issuable in connection with the exercise of the Option having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to this Program.

(e)

NO RELOAD OPTIONS PERMITTED. No grant of an Option shall include a “reload” Option, pursuant to which a Participant who exercises an Option and satisfies all or part of the Option Price with Shares acquired upon exercise of the Option is granted an additional Option to acquire the same number of Shares as is used by the Participant to pay for the original Option.

(f)	INCENTIVE STOCK OPTIONS. In addition to the foregoing, each Incentive Stock Option shall be subject to the following specific rules:

(i)

The aggregate Fair Market Value (determined at the time such Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to an Incentive Stock Option which first becomes exercisable in any calendar year exceeds the limitation of this Section 7(f), so much of the Option that does not exceed the applicable dollar limit shall be an Incentive Stock Option and the remainder shall be a Non-Qualified Stock Option; but in all other respects, the original Award Agreement shall remain in full force and effect.

(ii)

Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or

Subsidiaries): (A) the purchase price of each Share subject to the Incentive Stock Option shall be not less than 110% of the Fair Market Value of the Shares on the date the Incentive Stock Option is granted; and (B) the Incentive Stock Option shall expire, and all rights to purchase Shares thereunder shall expire, no later than the fifth anniversary of the date the Incentive Stock Option was granted.

8.	STOCK APPRECIATION RIGHTS.

The Committee also may grant a Stock Appreciation Right independent of an Option, as outlined and evidenced by the related Award Agreement, and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)

TERMS AND CONDITIONS. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted, except with respect to Awards granted pursuant to Section 22 of this Program. Each Stock Appreciation Right shall entitle a Participant upon exercise to an amount equal to (i) the Fair Market Value on the exercise date of one Share minus the exercise price of the Stock Appreciation Right, times (ii) the number of Shares covered by the Stock Appreciation Right. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made to the Participant in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share. No Participant shall have any rights to dividends, dividend equivalents, or other rights of a stockholder with respect to a Stock Appreciation Right until the Participant has exercised the Stock Appreciation Right in accordance with Section 8(b) below and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to this Program.

(b)

EXERCISABILITY. Subject to Section 4 of this Program, the Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, provided that each Stock Appreciation Right shall become exercisable not earlier than (i) 100% on the third anniversary of the date of grant, or (ii) 33 1/3% on each of the three succeeding anniversaries of the date of grant. Notwithstanding the foregoing, the Committee shall have the discretion to accelerate the date as of which any Stock Appreciation Right shall become exercisable in the event of the Participant’s termination of employment or service with the Company as a result of such Participant’s death or Disability. In no event shall a Stock Appreciation Right granted under this Program be exercisable more than 10 years after the date of grant.

9.	OTHER STOCK-BASED AWARDS.

The Committee, in its sole discretion, may grant Awards of Shares, including restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”) as outlined and evidenced by the related Award Agreement and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)

TERMS AND CONDITIONS. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under this Program. Subject to the provisions of this Program, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, and whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares.

(b)	LIMITATIONS.

(i)

Subject to Section 4 of this Program, the Committee may impose, in its discretion, vesting as it may deem fit, provided that (i) Other Stock-Based Awards which are conditioned on continued service or the occurrence of an event shall become vested or exercisable not earlier than (A) 100% on the third anniversary of the date of grant, or (B) 33% on each of the three succeeding anniversaries of the date of grant, and (ii) Other Stock-Based Awards which are conditioned solely or in part on the attainment of performance objectives shall become vested or exercisable not earlier than the first anniversary of the date of grant. Notwithstanding the foregoing, the Committee shall have the discretion to accelerate the date as of which any Other Stock-Based Awards shall become vested or exercisable in the event of the Participant’s termination of employment with or service to the Company as a result of such Participant’s death or Disability.

(ii)	With respect to stockholder rights:

(A)

Except as provided in this subsection (b)(ii)(A) and unless otherwise provided in Award Agreement, a Participant receiving an Other Stock-Based Award that consists of Shares shall thereupon be a stockholder with respect to all of the Shares subject to the Award and shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. Notwithstanding the preceding sentence, in the case of an Award that provides for the right to receive dividends or distributions: (I) if such Award is conditioned solely or in part on the attainment of performance objectives, the Company shall accumulate and hold such dividends or distributions, and (II) in the case of all other such Awards, the Committee shall cause the Company to accumulate and hold such dividends or distribution. In either case, the accumulated dividends or other distributions shall be paid to the Participant only upon the vesting of the Award, and any such dividends or distributions attributable to the portion of an Award that does not vest shall be forfeited.

(B)	A Participant receiving an Other Stock-Based Award that does not consist of actual Shares shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any such Award prior to the date it vests and is settled in Shares. An agreement may provide that, until the Award is settled in Shares or cash, the Participant shall receive, on each dividend or distribution payment date applicable to the Shares, an amount equal to the dividends or distributions that the Participant would have received had the Award held by the Participant as of the related record date been actual Shares. Notwithstanding the preceding sentence, in the case of an Award that provides for the right to receive amounts related to dividends or distributions: (I) if such Award is conditioned solely or in part on the attainment of performance objectives, the Company shall accumulate and hold such amounts, and (II) in the case of all other such Awards, the Committee shall have the discretion to cause the Company to accumulate and hold such amounts. In either such case, the accumulated amounts shall be paid to the Participant only upon the vesting of the Award and any such amounts attributable to the portion of the Award that does not vest shall be forfeited.

10.	PERFORMANCE-BASED AWARDS.

Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under Section 9 of this Program may be granted on the basis of performance of the Company (“Performance-Based Awards”), and designated as Performance-Based Awards; provided, however, that the Committee may grant other Awards that are not intended to be Performance-Based Awards (even though such Awards are subject to the attainment of specified performance goals) and not designated as such. A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (a) while the outcome for that performance period is substantially uncertain and (b) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. For purposes of clarity, any accumulated dividends or other distributions with respect to Awards granted under this Section 10 shall be paid to the Participant only upon the vesting of the Award and any such amounts attributable to the portion of the Award that does not vest shall be forfeited.

(a)

PERFORMANCE MEASURES. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating margin (iv) operating income; (v) earnings per Share; (vi) book value per Share; (vii) net operating profit; (viii) return measures (including, but not limited to , return on assets, capital, invested capital, equity, sales or revenue); (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profits or profitability, including of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) price per Share (including, but not limited to, growth measures and total shareholder return); (xv) market share; (xvi) revenues or sales; (xvii) expense targets; (xviii) cash flow (including, but not limited to, growth measures and total shareholder return); (xix) client satisfaction (xx) working capital (including, but not limited to, working capital targets and change in working capital); (xxi) productivity ratios; and (xxii) economic value added or EVA ® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

(b)

PERFORMANCE MEASUREMENT. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(c)

EXCLUSION OF CERTAIN ITEMS . The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in ASC 225-10, Income Statement—Extraordinary and Unusual Items, ASC 225-20, Income Statement—Extraordinary and Unusual Items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards intended to qualify as Performance-Based Awards, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(d)

ADJUSTMENT OF PERFORMANCE-BASED COMPENSATION. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

(e)

EVALUATION OF PERFORMANCE . The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.

11.	TAX WITHHOLDING.

A Participant shall pay to the Company an amount equal to the taxes required by any government to be withheld or otherwise deducted and paid by the Company as a result of the exercise by the Participant of any Award or the delivery to the Participant of any cash or Shares pursuant to any Award. Shares shall not be delivered to the Participant until such time as such payment has been made. The Committee may, in its discretion, permit the Participant to pay all or a portion of the withholding taxes in one or more of the following alternatives: (a) in cash, (b) in Shares having a Fair Market Value equal to the amount required to be withheld, (c) partly in cash and partly in such Shares, (d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the amount required to be withheld, or (e) by directing the Company to withhold such number of Shares otherwise issuable in connection with the Award having a Fair Market Value equal to the amount required to be withheld. Notwithstanding anything herein to the contrary, if a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts as permitted and approved by the Committee, then, unless otherwise determined by the Committee, the Company will withhold Shares having a Fair Market Value equal to the amount required to be withheld. However, in no event will the Fair Market Value of the Shares to be withheld pursuant to this Section 11 to satisfy applicable withholding obligations exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, (b) such additional withholding amount is authorized by the Committee, and (c) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. The Company may also withhold any such withholding taxes from any cash payments made hereunder.

12.	ADJUSTMENTS UPON CERTAIN EVENTS.

Notwithstanding any other provisions in this Program to the contrary, the following provisions shall apply to all Awards granted under this Program:

(a)

GENERALLY. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend (including any special cash dividend) or split, reorganization, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, or in the event any of the foregoing events or any similar event affects the Company, any Affiliate or any business unit, or the financial statements of the Company or any Affiliate or the bases for the computation of any Award, the Committee in its sole discretion and without liability to any Person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to this Program or pursuant to outstanding Awards, (ii) the limits on Awards set forth in Sections 3 and 4 hereof, (iii) the Option Price and/or (iv) any other affected terms of such Awards (including, without limitation, the amount payable thereunder or any performance objectives set with respect thereto).

(b)

CHANGE IN CONTROL. Notwithstanding anything herein to the contrary, the Committee in its sole discretion and without liability to any Person may take actions to require the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder as of the time of the Change in Control.

Upon a Change in Control, if the outstanding Awards are not Assumed (as defined below) by the entity effecting the Change in Control (or a successor or parent corporation), then (x) all outstanding Awards (other than Performance-Based Awards) then held by Participants that are otherwise unvested, unexercisable, or subject to forfeiture, as the case may be, will become vested, exercisable or non-forfeitable immediately prior to the Change in Control and (y) all outstanding Performance-Based Awards will vest, as determined by the Committee, based on either (i) actual performance of the Company through the Change in Control or (ii) target performance, prorated for the portion of the performance period that has elapsed prior to the Change in Control. Subject to and consistent with the immediately preceding sentence, the Committee may provide that such accelerated Awards that are not Assumed may be cancelled in connection with the Change in Control in exchange for the Change in Control consideration (or, with respect to Options and Stock Appreciation Rights for which the exercise price is equal to or greater than the per share value of the consideration to be paid in the Change in Control transaction, no consideration).

If the Awards are Assumed by the entity effecting the Change in Control (or a successor or parent corporation), (x) all Awards granted to a Participant shall continue to become vested, exercisable and non-forfeitable pursuant to the terms of the applicable Award Agreement, and (y) for all Awards that vest based on the satisfaction of performance criteria, the performance-criteria will be deemed to be satisfied at the actual performance level as of the date of the Change in Control and the Award shall remain subject to time-based vesting until the end of the performance period set forth in the applicable Award Agreement. Notwithstanding the foregoing, if a Participant’s employment is terminated during the two-year period beginning on the date of a Change in Control and such termination is due to (1) a termination by the Company without Cause or (2) a voluntary termination by the Participant due to the existence of Good Reason, then the following shall occur with respect to the Awards that are Assumed:

(i)	With respect to Awards that vest based on the passage of time, such awards shall become fully vested, exercisable, and non-forfeitable as of the Termination Date; and

(ii)

With respect to Awards that vested based on the satisfaction of performance criteria, the fixed number of Awards as determined above shall become fully vested, exercisable and non-forfeitable as of the Termination Date.

Awards will be considered assumed (“Assumed”) if the following conditions are met (1) the Awards are converted into replacement awards in a manner that complies with Section 409A of the Code; (2) the replacement award contains provisions for scheduled vesting and treatment on termination of employment that are no less favorable to the Participant than those in this Program or the applicable Award Agreement, and all other terms of the replacement award (other than the security, the number of shares represented by the replacement award, and the exercise price of the replacement award, if applicable) are substantially similar to those in this Program and the applicable Award Agreement; and (3) the security represented by the replacement award is of a class that is publicly held and widely traded on an established stock exchange.

13.	CERTAIN SECURITIES AND TAX LAW MATTERS.

(a)	SECURITIES LAWS.

(i)

The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (or any successor statute) of any Shares to be issued hereunder or to effect similar compliance under the laws of any state or other jurisdiction.

Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to this Program unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(ii)

The exercise of an Option or the grant or settlement of an Award shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise, grant or settlement is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option or the grant or settlement of an Award in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the grant or settlement of an Award. During the period that the effectiveness of the exercise of an Option or the grant or settlement of an Award has been deferred, the Participant may, by written notice, withdraw an Option exercise and obtain the refund or any amount paid with respect thereto.

(b)

SECTION 162(M). The Committee may modify the terms of any Award (including by means of accelerated payouts expressly authorized under this Program or deferred payouts) relating to compensation that does not constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code or otherwise does not qualify for an exemption from Section 162(m) of the Code in order to permit the deductibility of such compensation under Section 162(m) of the Code by the Company.

(c)

DEFERRAL OF AWARDS. With respect to any Award that is subject to Section 409A of the Code, the Committee, in its discretion, may defer the payment of any such Award to the extent it determines that such deferral is necessary in order to avoid a limitation on the deduction of that Award under Section 162(m) of the Code. Any Award deferred under the preceding sentence shall be paid upon the earlier of (i) the first year in which the Company reasonably anticipates that payment of such Award would not result in a limitation of a deduction with respect to such Award under Section 162(m) of the Code, or (ii) the year in which the Participant’s employment with or service to the Company or any Subsidiary or Affiliate is terminated.

14.	NO RIGHT TO CONTINUED RELATIONSHIP; NO OBLIGATION OF UNIFORM TREATMENT.

The granting of an Award under this Program shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the employment of or relationship between it and any Participant and shall not lessen or affect the Company’s, Subsidiary’s or Affiliate’s right to terminate the employment of or its relationship with such Participant. No Participant, officer, employee or director shall have any claim to be granted any Award under this Program, and there is no obligation for uniformity of treatment of Participants or any other Persons.

15.	COMPENSATION RECOVERY.

Any award issued under this Program will be subject to any clawback policy developed by the Board of Directors or the Committee that is consistent with applicable law.

16.	SUCCESSORS AND ASSIGNS.

The Program shall be binding on all successors and assigns of the Company and a Participant, including without limitation, any beneficiary of such Participant, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

17.	NO FRACTIONAL SHARES.

No fractional Shares shall be issued or delivered pursuant to this Program or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

18.	NONTRANSFERABILITY OF AWARDS.

Except to the extent provided by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Any Awards exercisable or Shares deliverable after a Participant’s death shall be exercisable by or delivered to a beneficiary as designated in writing by the Participant. If no beneficiary is so designated, such Award shall be exercisable by or such Shares will be delivered to the Participant’s estate. The Participant may change his or her designated beneficiary under this Program by filing with the Committee written notice of such change.

19.	AMENDMENT OR TERMINATION.

(a)

AMENDMENT OR TERMINATION OF PROGRAM. The Board may amend, alter or discontinue this Program, without the approval of the stockholders of the Company, unless (i) such approval is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed or (ii) the amendment would result in an increase in the number of Shares available for issuance under this Program, an expansion of the types of Awards under this Program, or a decrease in or a waiver of the minimum vesting and exercisability limitations applicable to Awards. No amendment or termination of this Program shall, without the consent of a Participant, materially impair the rights of any Participant under any Award granted to such Participant under this Program, unless necessary to meet the requirements of any applicable law, regulation or rule of any stock exchange on which the Shares are listed. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 12(b) of this Program after the occurrence of a Change in Control.

(b)

AMENDMENT OF AWARD AGREEMENTS. The Committee shall have the authority to amend any Award Agreement at any time; provided that no such amendment shall materially impair the rights of any Participant under any Award Agreement, unless necessary to meet the requirements of any applicable law, regulation or rules of any stock exchange on which the Shares are listed.

(c)	NO REPRICING OF OPTIONS OR STOCK APPRECIATION RIGHTS. Notwithstanding the foregoing, there shall be no amendment to this Program or any Award Agreement that results in the repricing of Options or Stock Appreciation Rights without prior approval of the stockholders of the Company. For this purpose, repricing includes a reduction in the exercise price of an Option or the cancellation of an Option or Stock Appreciation Right in exchange for cash, Options or Stock Appreciation Rights with an exercise price less than the exercise price of the cancelled Option or Stock Appreciation Right, other Awards or any other consideration provided by the Company.

20.	INTERNATIONAL PARTICIPANTS.

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of this Program or Award Agreements with respect to such Participants in order to conform such terms with the requirements of local law.

21.	COMPLIANCE WITH CODE SECTION 409A.

Unless otherwise provided by the Committee, to the extent that the Committee determines that any Award granted under this Program is subject to Section 409A of the Code, the applicable Award agreements shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, this Program and Award agreements shall be interpreted and construed in compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

22.	STOCK-BASED AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY ANOTHER COMPANY.

Notwithstanding anything in this Program to the contrary:

(a)

Awards may be granted under this Program in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Program, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)

In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Program; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)

Any Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Program will not reduce the Shares available for issuance or transfer under this Program or otherwise count against the limits contained in Section 3 or Section 4 of this Program. In addition, no Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Program will be added to the aggregate limit contained in Section 3(a) of this Program.

23.	NO REPRESENTATIONS OR WARRANTIES REGARDING TAX EFFECT.

Notwithstanding any provision of this Program to the contrary, the Company, its Affiliates and Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Program including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

24.	UNFUNDED PROGRAM.

Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Program. Nothing contained in this Program, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Program, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Program.

25.	INDEMNIFICATION.

Subject to requirements of Illinois law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with this Program, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Program and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

26.	CHOICE OF LAW.

The Program shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

27.	REPORTING OF VIOLATIONS OF LAW.

Notwithstanding anything in this Program or an Award Agreement to the contrary, nothing in this Program or in an Award Agreement prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity, a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Act.

28.	EFFECTIVE DATE AND TERM OF PROGRAM.

(a)

EFFECTIVE DATE. The Program has been adopted by the Board, and is effective as of May 28, 2020 (the “Effective Date”), subject to the approval of this Program by the stockholders of the Company at the Company’s annual meeting of stockholders held on May 28, 2020 and any adjournment or postponement thereof.

(b)

No new Awards may be granted under this Program after the tenth anniversary of the Effective Date as described in Section 28(a) hereof, although Awards granted prior to such date may extend beyond that date. Awards granted prior to the Effective Date shall continue to be subject to the terms and conditions of this Program as applicable and as in effect prior to the tenth anniversary of the Effective Date.

(c)

For clarification purposes, the terms and conditions of this Program, to the extent they differ from the terms and conditions of either the 2012 Program or the Amended and Restated 2012 Program or the Second Amended and Restated 2012 Program, shall not apply to or otherwise impact previously granted or outstanding awards under the 2012 Program or the Amended and Restated 2012 Program or the Second Amended and Restated 2012 Program, as applicable.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000459700_1 R1.0.1.18 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Elizabeth L. Axelrod 02 Lazlo Bock 03 Clare M. Chapman 04 Lyle Logan 05 T. Willem Mesdag 06 Krishnan Rajagopalan 07 Stacey Rauch 08 Adam Warby HEIDRICK & STRUGGLES INTERNATIONAL, INC. 233 S. WACKER DR. SUITE 4900 CHICAGO, IL 60606 VOTE BY INTERNET—www.proxyvote.com Before the Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting—Go to www.virtualshareholdermeeting.com/HSII2020 You may attend the meeting via the internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions to join the meeting and vote. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Advisory vote to approve Named Executive Officer compensation. 3 To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2020. 4 Approval of the Third Amendment and Restatement of the Heidrick & Struggles 2012 GlobalShare Program. NOTE: Such other business as may properly come before the Annual Meeting or any adjournment thereof. Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000459700_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com HEIDRICK & STRUGGLES INTERNATIONAL, INC. Annual Meeting of Stockholders May 28, 2020 8:00 AM Central Daylight Time Via live webcast at www.virtualshareholdermeeting.com/HSII2020 This proxy is solicited by the Board of Directors The undersigned hereby appoints Kamau A. Coar and Kelly A. Crosier, or each of them, as Proxies, with full power of substitution, to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record as of March 31, 2020, at the Annual Meeting of Stockholders to be held on May 28, 2020, or any adjournment of the meeting. This proxy authorizes each of them to vote in their discretion on any matter that may properly come before the Annual Meeting or any adjournment of the meeting. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/HSII2020. This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” the election of all nominees for directors listed on the reverse side; “FOR” Proposals 2, 3 and 4; and in the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting and at any adjournment or postponement thereof. Unless otherwise specified, in order for your vote to be submitted by proxy, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this proxy in order that, in either case, your vote is received no later than 11:59 p.m. Eastern time on May 27, 2020. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side